Sales Report:Supplement No. 234 dated Jul 09, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have filed a registration statement on Form S-1 with the SEC in connection with this offering. In addition, we are required to file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov.

The prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes, we refer you to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement. Whenever a reference is made in the prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

We "incorporate" into the prospectus information we filed with the SEC in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. This means that we disclose important information to you by referring to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is available on our website, www.prosper.com.

The information incorporated by reference is considered to be part of the prospectus. Information contained in the prospectus automatically updates and supersedes previously filed information.

You may request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which will be provided to you at no cost, by writing, telephoning or emailing us. Requests should be directed to Customer Support, 111 Sutter St, 22nd Floor, San Francisco, CA 94104; telephone number (415) 593-5400; or emailed to support@prosper.com. In addition, our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is available on our website, www.prosper.com.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 462812
This series of Notes was issued and sold upon the funding of the borrower loan #43444, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-28-2010
				Auction end date:	Jul-05-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$101.06
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$101.06

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1981	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	5	Current / open credit lines:	7 / 6	Length of status:	2y 0m
Credit score:	660-679 (Jun-2010)	Total credit lines:	19	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$9,233	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	89%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	capital-visionary	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Startup Costs
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because I have never had a late payment (nor will I ever).? I have regular income as an outsourced IT provider.? I am using this income to startup my real estate investing business.? I need to pay for attorney fees and marketing.? I have my entire network and power team setup and ready to go.

Monthly net income: $ 1,500

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 60
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $?300
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 600
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Thylow	$100.00	$100.00	6/28/2010 4:40:56 PM
Artist_Blue	$25.00	$25.00	6/28/2010 4:42:52 PM
simplelender80	$50.00	$50.00	6/28/2010 4:50:33 PM
MADAOO7	$50.00	$50.00	6/28/2010 4:50:39 PM
personal-lender	$25.00	$25.00	6/28/2010 4:51:02 PM
kind-adventurous-finance	$30.00	$30.00	6/28/2010 4:53:39 PM
Pman	$25.00	$25.00	6/28/2010 4:51:34 PM
soulful-truth	$1,000.00	$65.46	6/28/2010 4:54:12 PM
revenue-youngster	$25.00	$25.00	6/30/2010 7:06:25 PM
Asian-Persuasion	$25.00	$25.00	7/1/2010 10:39:55 AM
hektek22	$300.00	$300.00	7/1/2010 6:13:34 PM
DRA-Properties	$25.00	$25.00	7/1/2010 7:47:22 PM
ALFLoan	$25.00	$25.00	7/2/2010 9:56:19 AM
Bob450	$25.00	$25.00	7/2/2010 8:49:17 PM
aschmuck	$25.00	$25.00	7/2/2010 9:36:55 PM
kendigme	$25.00	$25.00	7/3/2010 5:38:33 AM
fairgirl	$25.00	$25.00	7/3/2010 8:41:05 AM
jamiee73	$25.00	$25.00	7/2/2010 5:49:55 PM
Megaton	$25.00	$25.00	7/2/2010 8:57:49 PM
pani5ue	$25.00	$25.00	7/3/2010 2:32:59 PM
unclerock	$50.00	$50.00	7/3/2010 8:44:06 AM
vest_vortex	$25.00	$25.00	7/3/2010 4:11:18 PM
Matt_Colsia	$287.56	$287.56	7/4/2010 6:44:14 AM
MONEY_IN_THE_BANK	$25.00	$25.00	7/3/2010 11:19:13 PM
realestate6606	$100.00	$100.00	7/4/2010 11:54:20 AM
wonder3	$25.00	$25.00	7/5/2010 8:17:15 AM
credit-czar5	$30.00	$30.00	7/5/2010 1:05:32 PM
Leshan	$50.00	$50.00	7/5/2010 9:17:37 AM
Engineer44	$25.00	$25.00	7/5/2010 4:36:47 PM
Comoparklender	$25.00	$25.00	6/28/2010 4:43:21 PM
AlexTrep	$25.00	$25.00	6/28/2010 4:42:39 PM
first-upright-payout	$25.00	$25.00	6/28/2010 4:52:20 PM
Uylsses	$100.00	$100.00	6/29/2010 8:15:56 AM
asian808	$25.00	$25.00	7/1/2010 7:32:39 PM
interstellar	$28.98	$28.98	7/2/2010 3:00:53 PM
best-point-flow	$25.00	$25.00	7/2/2010 5:01:52 PM
vivacious-p2p3	$25.00	$25.00	7/2/2010 5:22:46 PM
Sugarmama21	$50.00	$50.00	7/2/2010 5:38:25 PM
new-truth-chuckler	$40.00	$40.00	7/2/2010 6:25:40 PM
credit-maverick1	$100.00	$100.00	7/3/2010 7:56:28 AM
ethicalhumanist	$25.00	$25.00	7/3/2010 7:27:40 PM
seineil	$50.00	$50.00	7/4/2010 2:43:35 AM
CACO_Bank	$25.00	$25.00	7/4/2010 8:20:14 AM
phchristensen	$50.00	$50.00	7/4/2010 9:53:45 AM
worthy-bid4	$25.00	$25.00	7/4/2010 5:37:44 AM
cash-spark3	$50.00	$50.00	7/4/2010 1:12:18 AM
MattProsper	$50.00	$50.00	7/5/2010 1:02:01 AM
worldly-gold	$50.00	$50.00	7/5/2010 1:50:01 PM
leverage-monger	$53.00	$53.00	7/5/2010 3:27:34 PM
shrewd-income	$25.00	$25.00	7/5/2010 1:10:24 PM
PotBellyPete	$40.00	$40.00	7/5/2010 1:43:33 PM
majestic-currency3	$25.00	$25.00	7/5/2010 4:37:50 PM
52 bids
Borrower Payment Dependent Notes Series 463256
This series of Notes was issued and sold upon the funding of the borrower loan #43338, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,250.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Jun-21-2010
				Auction end date:	Jun-28-2010

Starting lender yield:	33.28%	Starting borrower rate/APR:	34.28% / 36.72%	Starting monthly payment:	$145.70
Final lender yield:	29.93%	Final borrower rate/APR:	30.93% / 33.32%	Final monthly payment:	$139.63

Auction yield range:	13.98% - 33.28%	Estimated loss impact:	15.37%
Lender servicing fee:	1.00%	Estimated return:	14.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2007	Debt/Income ratio:	28%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	4 / 4	Length of status:	2y 8m
Credit score:	660-679 (May-2010)	Total credit lines:	5	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$214	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	42%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	shaker747	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate 2 High Interest Debts
Purpose of loan:
This loan will be used to pay off all of our credit cards and medical bills.

My financial situation:
We are a great candidate for this loan because we have not missed a payment.? I have a lower end credit score due to my credit being so new.? I would like to role my debt into one payment to make it much easier for me and to make sure I do not miss one accidentally.? My husband and I are trying to start a family and buy our first home and would like to raise our credit scores which is why we would like to consolidate our debt now.? I thank you all for helping!!!

Monthly net income: $ $2,000.00 (Me)? $4,400.00 (My Husband?& I)

Monthly expenses: $ 1,690.00
??Housing: $ 650.00
??Insurance: $ 150.00
??Car expenses: $ 450.00
??Utilities: $ 50.00
??Phone, cable, internet: $?60.00
??Food, entertainment: $?150.00
??Clothing, household expenses $?50.00
??Credit cards and other loans: $?40.00
??Other expenses: $ 40.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, What are your & your husband's job? How much is your medical bill? Is that a recurrent expense or one time expense? Your credit card payment & debt don't look high. Why do you borrow more than you owe? Thanks, - p2ploan-sensation211
A: Hello! My husband does Work Comp Claims for the Southern California Gas Company and I work for a bank, unamed for safety reasons. The medical bill is my husbands on his report. It is a one time payment totaling $2,300. It is for 1 visit to the ER and two subsequent visits for tests. He didn't have insurance at the time and we discovered he had Mitro-Valve Prolapse, a non-life threatening heart condition. and his credit card of $864. We are trying to clean his report up. Thank You (Jun-24-2010)
Q: I (ridiculously) have 1 default & 2 on the way to default in only 7 months as a lender. Hoped for better as we lenders are real people just like you. We are taking a chance on you. Will you promise to pay this back - NO MATTER WHAT? - Toastmaster007
A: I apologize on behalf of all of the other legitimate borrowers on here. I know there are a lot of predatory borrowers not expecting to pay anything back but I can assure you that I'm not one of them. My husband and I both come from traditional families with hardcore values. We have been paying this medical bill for a while now and have had the option of it taking it's course off of the credit report and haven't done that. We pay our bills. NO MATTER WHAT! (Jun-27-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

dws2380	$25.00	$25.00	6/21/2010 4:44:41 PM
foothillender	$25.00	$25.00	6/22/2010 6:48:59 AM
kingston1	$25.00	$25.00	6/22/2010 6:09:27 PM
Yomain	$25.00	$25.00	6/23/2010 8:40:30 AM
SolarMoonshine	$25.00	$25.00	6/23/2010 8:43:18 PM
wlm3012	$25.00	$25.00	6/24/2010 6:07:38 PM
scarlet-velvet	$25.00	$25.00	6/24/2010 6:07:59 PM
lsx7	$100.00	$100.00	6/25/2010 11:59:07 PM
brightest-dignified-penny	$25.00	$25.00	6/25/2010 5:32:48 PM
mammalian4	$50.00	$50.00	6/26/2010 11:00:54 AM
credit-missile	$25.00	$25.00	6/26/2010 9:25:27 PM
credit-missile	$25.00	$25.00	6/27/2010 2:51:58 PM
MoneyTree79	$25.00	$25.00	6/27/2010 6:50:41 AM
RecoveryLender	$25.00	$25.00	6/27/2010 8:33:05 PM
Kash2010lu	$25.00	$25.00	6/27/2010 9:14:53 PM
branaa99	$25.00	$25.00	6/28/2010 9:29:27 AM
eronyc	$25.00	$25.00	6/28/2010 10:05:44 AM
wealth-pipeline	$25.00	$25.00	6/28/2010 7:57:50 AM
sturdy-peace9	$75.00	$53.57	6/28/2010 12:11:34 PM
dudebrah	$25.00	$25.00	6/28/2010 1:44:03 PM
silver-halo3	$101.90	$101.90	6/28/2010 3:11:42 PM
finance-solo	$25.00	$25.00	6/28/2010 3:33:38 PM
money-fort	$30.00	$30.00	6/28/2010 3:36:54 PM
VBPlayer	$25.00	$25.00	6/28/2010 11:53:26 AM
PotBellyPete	$50.00	$50.00	6/28/2010 12:39:53 PM
rakey	$25.00	$25.00	6/28/2010 3:04:24 PM
Bantam	$50.00	$50.00	6/28/2010 3:31:09 PM
eboomer2611	$25.00	$25.00	6/28/2010 3:09:08 PM
revenue-appraiser	$150.00	$150.00	6/28/2010 3:35:47 PM
realtormoises	$25.00	$25.00	6/22/2010 4:36:46 PM
penny-surgeon	$25.00	$25.00	6/23/2010 9:19:42 AM
econgineer	$26.03	$26.03	6/23/2010 3:44:48 PM
AlexTrep	$25.00	$25.00	6/23/2010 1:02:31 PM
nilonc1	$325.00	$325.00	6/25/2010 2:43:41 AM
ZOOOM	$25.00	$25.00	6/25/2010 6:45:42 AM
garnetchik	$25.00	$25.00	6/25/2010 8:54:26 AM
manatee21	$50.00	$50.00	6/25/2010 10:39:35 AM
marwadi-62	$50.00	$50.00	6/25/2010 11:56:21 AM
master648	$40.00	$40.00	6/25/2010 1:14:46 PM
credit-missile	$100.00	$100.00	6/25/2010 7:29:14 PM
green-rapid-openness	$100.00	$100.00	6/25/2010 9:55:17 PM
cp-family	$26.11	$26.11	6/25/2010 5:31:06 PM
Pu239	$60.00	$60.00	6/26/2010 7:11:22 AM
new-smart-fund	$25.00	$25.00	6/26/2010 11:44:30 AM
MrMoneyBags	$30.62	$30.62	6/26/2010 1:40:35 PM
KLcapital	$30.00	$30.00	6/26/2010 5:57:34 PM
fund-secret-agent	$25.00	$25.00	6/27/2010 4:45:10 PM
billybragg	$25.00	$25.00	6/27/2010 10:36:44 PM
MattProsper	$30.00	$30.00	6/27/2010 12:11:18 PM
market-pudding	$25.00	$25.00	6/28/2010 4:35:35 AM
exchange-cowbell5	$25.00	$25.00	6/27/2010 6:38:33 PM
onecooldrink	$25.00	$25.00	6/27/2010 9:44:22 PM
Leshan	$100.00	$100.00	6/28/2010 7:52:36 AM
new-peso-concerto	$25.00	$25.00	6/28/2010 8:51:12 AM
MTF	$50.00	$50.00	6/28/2010 8:50:34 AM
bonafide-commitment2	$25.00	$25.00	6/28/2010 11:04:23 AM
partyplan	$25.00	$25.00	6/28/2010 1:33:58 PM
paceme1	$30.49	$30.49	6/28/2010 11:28:23 AM
happy-yield	$25.00	$25.00	6/28/2010 2:50:08 PM
jybank	$25.00	$25.00	6/28/2010 3:10:09 PM
walkinonwater	$25.00	$25.00	6/28/2010 3:16:15 PM
Ray3486	$25.00	$25.00	6/28/2010 3:39:53 PM
revenue-appraiser	$30.00	$30.00	6/28/2010 3:45:26 PM
ultimate-peace	$300.00	$300.00	6/28/2010 2:56:38 PM
responsible-worth113	$25.00	$25.00	6/28/2010 3:28:28 PM
majestic-currency3	$150.00	$150.00	6/28/2010 3:46:27 PM
worldly-gold	$50.00	$50.00	6/28/2010 3:47:58 PM
nickel-launcher	$36.28	$36.28	6/28/2010 2:42:12 PM
Bob450	$25.00	$25.00	6/28/2010 3:49:20 PM
Engineer44	$25.00	$25.00	6/28/2010 3:52:46 PM
70 bids
Borrower Payment Dependent Notes Series 463416
This series of Notes was issued and sold upon the funding of the borrower loan #43361, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,100.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-21-2010
				Auction end date:	Jun-28-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$194.55
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$194.55

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2000	Debt/Income ratio:	24%
Basic (1-10):	9	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	17 / 15	Length of status:	0y 1m
Credit score:	740-759 (Jun-2010)	Total credit lines:	43	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$7,969	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	22%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	coin-prescription2	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
401(k) Mandatory Loan Repayment
Monthly Income to Repay Loan: $2,123.33 [Net Monthly Income - Total Monthly Expenses (see information below)]

Personal statement:
This loan will be to payback my 401(k) loan that I took out to pay off my personal debt. I took out a loan to pay off everything and then received a really good job offer and I must now immediately pay back this loan. I plan to post two $6,100 loans to repay my 401(k) loan the Prosper's website recommended that I not post such a high amount.

My financial situation:
I am a good candidate for this loan because it was my goal to be debt free by the end of 2010 and have my 401(k) loan paid off. As you can see from my credit profile, I pay my bills on time and have personal commitment to myself to be debt free as soon as possible. In the past 6 months I have paid off $10,000 dollars in debt. Yes, I recently changed jobs but that was because it was a good increase in pay.

Profession: Senior Human Resources Manager
Annual Income: $90,000
Bonus Potential: 10%, ($7,500 bonus in March 2010, $6,500 bonus in March 2009)

Monthly gross income: $7,500.00 (before taxes and deductions)
Monthly net income: $4,983.33 (after taxes and insurance deductions)

Total monthly expenses: $2,860
Housing: $1,300
Insurance: $90
Car/Gas expenses: $80
Utilities: $95
Cell Phone, cable, Internet: $150
Food, entertainment: $350
Clothing, household expenses $75
Credit cards and other loans: $620 (student loans)
Other expenses: $100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

hrubinst	$25.00	$25.00	6/21/2010 3:56:01 PM
Avala	$50.00	$50.00	6/21/2010 3:56:12 PM
Syndication	$25.00	$25.00	6/21/2010 4:01:37 PM
orderly-loot	$25.00	$25.00	6/21/2010 4:07:01 PM
treasure-hunter270	$25.00	$25.00	6/21/2010 3:57:14 PM
UT-Longhorn	$25.00	$25.00	6/21/2010 4:08:59 PM
ommcd	$25.00	$25.00	6/21/2010 4:55:52 PM
bonus-patriot	$25.00	$25.00	6/21/2010 4:58:18 PM
syounker	$25.00	$25.00	6/21/2010 5:03:34 PM
justice-clipper	$50.00	$50.00	6/21/2010 5:04:05 PM
bountiful-durability	$100.00	$100.00	6/21/2010 5:05:18 PM
velocity-warrior	$50.00	$50.00	6/21/2010 5:04:48 PM
new-social-economist	$25.00	$25.00	6/21/2010 5:03:54 PM
delicious-social132	$25.00	$25.00	6/21/2010 5:07:25 PM
generous-deal6	$25.00	$25.00	6/21/2010 5:09:06 PM
shrewd-truth1	$25.00	$25.00	6/21/2010 5:09:31 PM
peb44	$50.00	$50.00	6/21/2010 5:08:58 PM
gracej	$25.00	$25.00	6/21/2010 5:10:29 PM
new-return-faire	$50.00	$50.00	6/21/2010 5:10:37 PM
flexible-return297	$25.00	$25.00	6/21/2010 5:10:45 PM
ddog0224	$25.00	$25.00	6/21/2010 5:09:57 PM
loot-heart	$50.00	$50.00	6/21/2010 5:10:22 PM
bonus-acrobat	$50.00	$50.00	6/21/2010 7:55:29 PM
tech310	$50.00	$50.00	6/22/2010 12:19:39 AM
head	$25.00	$25.00	6/22/2010 2:19:38 AM
radforj22	$25.00	$25.00	6/21/2010 10:34:36 PM
power-fate3	$50.00	$50.00	6/22/2010 9:35:09 AM
the-profit-oracle	$25.00	$25.00	6/21/2010 10:36:29 PM
zaxsan	$25.00	$25.00	6/22/2010 4:24:56 AM
platinum-sorcerer6	$50.00	$50.00	6/22/2010 9:47:14 AM
blackstar	$25.00	$25.00	6/22/2010 9:47:57 AM
Tc11902	$50.00	$50.00	6/22/2010 1:00:09 PM
Winsten	$50.00	$50.00	6/22/2010 1:24:55 PM
Dan12781	$25.00	$25.00	6/23/2010 7:10:48 AM
Breakfast_Gypsy	$25.00	$25.00	6/23/2010 9:39:32 AM
muzicman	$50.00	$50.00	6/23/2010 10:08:26 AM
oskizzle	$25.00	$25.00	6/23/2010 6:24:54 AM
teejay411	$100.00	$100.00	6/23/2010 1:09:39 PM
nanda	$25.00	$25.00	6/23/2010 1:09:44 PM
mmckune	$25.00	$25.00	6/23/2010 1:34:54 PM
norcaliboy22	$25.00	$25.00	6/23/2010 1:48:11 PM
IIP77	$25.00	$25.00	6/23/2010 10:23:48 AM
szetowski	$25.00	$25.00	6/23/2010 4:05:25 PM
LenderByDay	$25.00	$25.00	6/23/2010 10:51:11 AM
ohnezweck	$25.00	$25.00	6/23/2010 11:54:29 AM
iceberg982362	$25.00	$25.00	6/23/2010 11:49:28 AM
mikeandcat	$50.00	$50.00	6/23/2010 12:04:30 PM
bigphish	$25.00	$25.00	6/23/2010 2:29:43 PM
dbs	$50.00	$50.00	6/24/2010 9:45:55 AM
dollar-oracle55	$25.00	$25.00	6/24/2010 9:50:37 AM
life-is-great	$25.00	$25.00	6/24/2010 10:39:51 AM
first-upright-payout	$25.00	$25.00	6/24/2010 11:47:17 AM
lagnisiruk	$25.00	$25.00	6/24/2010 9:11:30 AM
successful-agreement7	$50.00	$50.00	6/24/2010 2:25:23 PM
reflective-rupee	$25.00	$25.00	6/24/2010 10:20:39 AM
PatRichi	$25.00	$25.00	6/24/2010 12:59:43 PM
well-mannered-income3	$25.00	$25.00	6/24/2010 1:48:09 PM
Max8319	$25.00	$25.00	6/24/2010 7:24:40 PM
loan-kung-fu	$25.00	$25.00	6/24/2010 9:22:47 PM
biobulator	$25.00	$25.00	6/24/2010 9:50:04 PM
sfmf	$25.00	$25.00	6/25/2010 9:17:48 AM
quetal	$50.00	$50.00	6/25/2010 12:25:14 PM
mizount	$25.00	$25.00	6/25/2010 1:54:56 PM
cingular	$25.00	$25.00	6/25/2010 9:34:49 PM
a-finance-nirvana	$25.00	$25.00	6/25/2010 11:39:18 PM
ALVO	$27.48	$27.48	6/25/2010 11:24:48 PM
kmr2	$25.00	$25.00	6/26/2010 7:59:26 PM
foldingbenny2	$50.00	$50.00	6/26/2010 6:34:43 AM
repayment-launcher	$25.00	$25.00	6/26/2010 9:06:36 AM
bid-czar8	$100.00	$100.00	6/26/2010 9:55:30 AM
mpactlender	$25.00	$25.00	6/27/2010 6:54:44 AM
filovirus	$25.00	$25.00	6/27/2010 9:30:45 AM
theaterguy	$25.00	$25.00	6/27/2010 10:59:25 AM
KiwiElf	$25.00	$25.00	6/26/2010 11:28:46 PM
nolahelper	$25.00	$25.00	6/27/2010 4:22:51 AM
thorough-exchange4	$25.00	$25.00	6/27/2010 8:39:43 PM
socal-lender	$25.00	$25.00	6/27/2010 10:07:35 PM
kmwvma	$25.00	$25.00	6/28/2010 5:55:07 AM
decisive-capital	$38.11	$38.11	6/27/2010 4:35:05 PM
catalystcf	$25.00	$25.00	6/28/2010 9:01:08 AM
TEAM-Jasper	$25.00	$25.00	6/27/2010 5:04:53 PM
quantumwellguy	$50.00	$50.00	6/27/2010 9:33:49 PM
miq3263827	$25.00	$25.00	6/28/2010 5:15:28 AM
rmachi	$25.00	$25.00	6/28/2010 5:55:30 AM
nolahelper	$25.00	$25.00	6/28/2010 6:12:52 AM
forthright-principal2	$25.00	$25.00	6/28/2010 12:28:13 PM
mgking007	$27.00	$27.00	6/28/2010 1:07:53 PM
grampy48	$25.00	$25.00	6/28/2010 1:21:39 PM
personal-lender	$25.00	$25.00	6/21/2010 3:57:56 PM
Havana21	$25.00	$25.00	6/21/2010 3:59:19 PM
riproaringrapids	$25.00	$25.00	6/21/2010 4:03:41 PM
orgy63	$25.00	$25.00	6/21/2010 3:55:25 PM
studious-bonus7	$50.00	$50.00	6/21/2010 3:55:41 PM
american6	$25.00	$25.00	6/21/2010 3:56:30 PM
ichibon	$75.00	$75.00	6/21/2010 4:04:13 PM
yield-seeker	$25.00	$25.00	6/21/2010 4:06:47 PM
bchen78875	$25.00	$25.00	6/21/2010 4:10:31 PM
SNH	$50.00	$50.00	6/21/2010 4:19:57 PM
the-transaction-stronghold	$25.00	$25.00	6/21/2010 4:24:09 PM
klinebarger	$25.00	$25.00	6/21/2010 4:58:32 PM
serpentine	$50.00	$50.00	6/21/2010 4:51:06 PM
relentless-penny	$25.00	$25.00	6/21/2010 5:07:44 PM
BooFoo22	$25.00	$25.00	6/21/2010 5:09:41 PM
BuffetRocks	$50.00	$50.00	6/21/2010 4:57:42 PM
cash-spark3	$25.00	$25.00	6/21/2010 5:10:52 PM
successful-euro	$50.00	$50.00	6/21/2010 5:05:55 PM
holstj	$25.00	$25.00	6/21/2010 5:07:42 PM
AF-Chief	$28.00	$28.00	6/21/2010 5:09:35 PM
balanced-bill7	$30.11	$30.11	6/21/2010 5:19:48 PM
pavelz	$33.13	$33.13	6/21/2010 7:49:29 PM
pioneer580	$100.00	$100.00	6/21/2010 8:47:01 PM
Comoparklender	$30.00	$30.00	6/22/2010 7:15:24 AM
surfhoss644	$50.00	$50.00	6/22/2010 7:54:28 AM
enthralling-deal180	$100.00	$100.00	6/22/2010 9:35:11 AM
shrewd-deal	$25.00	$25.00	6/22/2010 9:48:13 AM
nikkiesgrandma	$50.00	$50.00	6/22/2010 5:34:31 AM
peso-windmill	$50.00	$50.00	6/22/2010 9:34:44 AM
wise-spiritual-commitment	$50.00	$50.00	6/22/2010 9:47:41 AM
jdrez	$25.00	$25.00	6/22/2010 9:48:50 AM
Headhunter14	$25.00	$25.00	6/22/2010 8:19:33 PM
DadWarbucks	$25.00	$25.00	6/23/2010 9:40:49 AM
apetrock	$50.00	$50.00	6/23/2010 11:09:41 AM
Artist_Blue	$25.00	$25.00	6/23/2010 9:41:12 AM
bodascafe	$25.00	$25.00	6/23/2010 9:51:08 AM
Clambake	$50.00	$50.00	6/23/2010 1:34:50 PM
fareast_man	$25.00	$25.00	6/23/2010 2:29:54 PM
the-silver-blaster	$40.00	$40.00	6/23/2010 4:04:26 PM
RandyL3	$25.00	$25.00	6/23/2010 4:37:28 PM
flexible-value	$26.00	$26.00	6/24/2010 9:11:29 AM
brazilofmux	$30.83	$30.83	6/24/2010 9:11:23 AM
anything-but-ordinary	$25.00	$25.00	6/24/2010 9:44:27 AM
don8ter	$25.00	$25.00	6/24/2010 9:48:57 PM
get30inc	$25.00	$25.00	6/24/2010 9:59:53 PM
Photoman42	$25.00	$25.00	6/25/2010 10:18:18 AM
ddibernardo	$25.00	$25.00	6/25/2010 12:19:44 PM
pound-lightning	$50.00	$50.00	6/25/2010 12:39:44 PM
Tradesmanlender	$25.00	$25.00	6/25/2010 9:37:41 AM
SCTrojangirl	$25.00	$25.00	6/25/2010 11:05:12 AM
finance-symphony7	$25.00	$25.00	6/25/2010 3:33:43 PM
Bzbee	$50.00	$50.00	6/25/2010 5:39:35 PM
outtahoth2o	$28.33	$28.33	6/25/2010 11:27:33 PM
Dahlozer	$25.00	$25.00	6/26/2010 4:24:34 AM
emprestador	$25.00	$25.00	6/25/2010 5:14:49 PM
trustworthy-fairness	$50.00	$50.00	6/26/2010 4:59:40 AM
rebelduke	$50.00	$50.00	6/26/2010 6:51:29 AM
conductor49	$25.00	$25.00	6/26/2010 9:47:41 AM
omerta6102	$35.96	$35.96	6/25/2010 10:56:51 PM
1800porsche	$25.00	$25.00	6/26/2010 2:39:49 PM
leverage-monger	$25.00	$25.00	6/26/2010 9:28:58 AM
mglanham	$25.00	$25.00	6/27/2010 6:54:03 AM
asset-vibraphone	$75.00	$75.00	6/27/2010 8:07:08 AM
kashikoe	$25.00	$25.00	6/26/2010 12:59:29 PM
Danfromnapa	$26.43	$26.43	6/26/2010 11:39:12 PM
Superc0ld	$34.31	$34.31	6/26/2010 11:40:18 PM
McGrufus	$55.00	$55.00	6/27/2010 1:21:18 PM
tuneman1980	$25.00	$25.00	6/27/2010 5:04:40 PM
runbix7	$25.00	$25.00	6/27/2010 9:55:49 PM
reflective-rupee	$700.00	$559.31	6/28/2010 9:50:37 AM
dubois31	$25.00	$25.00	6/28/2010 5:54:54 AM
YellowJacket	$25.00	$25.00	6/28/2010 9:34:32 AM
stolan	$25.00	$25.00	6/28/2010 9:34:38 AM
durability-bandit1	$50.00	$50.00	6/28/2010 9:34:49 AM
wwwUniversal	$25.00	$25.00	6/28/2010 9:57:23 AM
frankandirene	$25.00	$25.00	6/28/2010 2:01:53 PM
164 bids
Borrower Payment Dependent Notes Series 463444
This series of Notes was issued and sold upon the funding of the borrower loan #43450, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-25-2010
				Auction end date:	Jul-02-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$111.63
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$111.63

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2004	Debt/Income ratio:	27%
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 10	Length of status:	3y 4m
Credit score:	720-739 (Jun-2010)	Total credit lines:	17	Occupation:	Construction
Now delinquent:	0	Revolving credit balance:	$9,342	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	43%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	dollar-raccoon	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Graduate School (MBA) & LEED Loan
In an effort to further my education, I am seeking a?loan that will fund the following: Kaplan GMAT preparation courses, GMAT exam fees, MBA application fees, LEED (Leadership in Energy and Environmental Design) study courses, and LEED exam testing fees for LEED accreditation.

I am 25 years old and graduated from college in 2008. I have been working full-time for 3-1/2 years in the commercial construction industry (which is booming in Houston, TX). I currently make over $70,000/year. The majority of my savings is in my 401(k) and I do not plan on utilizing those funds until retirement.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

dharma1	$25.00	$25.00	6/25/2010 4:57:24 PM
Havana21	$25.00	$25.00	6/25/2010 5:00:19 PM
personal-lender	$25.00	$25.00	6/25/2010 5:00:29 PM
fair-funds	$25.00	$25.00	6/25/2010 5:00:43 PM
delicious-social132	$25.00	$25.00	6/25/2010 5:00:54 PM
ethicalhumanist	$25.00	$25.00	6/25/2010 5:06:42 PM
successful-euro	$50.00	$50.00	6/25/2010 4:59:02 PM
bountiful-durability	$50.00	$50.00	6/25/2010 4:59:18 PM
flexible-value	$28.00	$28.00	6/25/2010 5:00:08 PM
Tc11902	$25.00	$25.00	6/25/2010 5:00:48 PM
gojackgo	$50.00	$50.00	6/25/2010 5:01:44 PM
FlexFunding	$100.00	$100.00	6/25/2010 5:01:02 PM
tekkie2412	$25.00	$14.79	6/25/2010 5:02:04 PM
treasure-hunter270	$25.00	$25.00	6/25/2010 5:03:06 PM
persistent-funds9	$25.00	$25.00	6/25/2010 6:03:37 PM
goodcents	$25.00	$25.00	6/25/2010 9:11:16 PM
luper	$25.00	$25.00	6/25/2010 9:35:38 PM
RandyL3	$25.00	$25.00	6/25/2010 11:27:46 PM
Srijaya	$25.00	$25.00	6/26/2010 2:06:44 PM
forthright-principal2	$25.00	$25.00	6/28/2010 12:36:15 PM
felicity-loyalist0	$25.00	$25.00	6/28/2010 4:40:56 PM
dproxima	$25.00	$25.00	6/28/2010 6:40:51 PM
USFoundation	$25.00	$25.00	6/29/2010 4:40:22 PM
swissbanker	$50.00	$50.00	6/30/2010 7:11:34 AM
outofoffice	$50.00	$50.00	6/30/2010 5:27:59 PM
vulgy	$50.00	$50.00	7/1/2010 6:13:18 AM
wonderlandkat	$25.00	$25.00	6/30/2010 5:55:12 PM
generosity-serrano	$25.00	$25.00	7/1/2010 9:13:21 AM
dmitriy2	$25.00	$25.00	7/1/2010 9:51:13 AM
triumphant-bonus	$30.00	$30.00	7/1/2010 9:59:02 AM
sosleep	$25.00	$25.00	7/1/2010 11:38:42 AM
trumpeter5	$25.00	$25.00	7/1/2010 4:14:15 PM
Money2Lend_U	$300.00	$300.00	7/1/2010 2:45:38 PM
JABank	$25.00	$25.00	7/1/2010 5:59:25 PM
jackdempsey	$150.00	$150.00	7/2/2010 2:45:44 AM
fcukciti	$75.00	$75.00	7/2/2010 4:22:51 AM
thekingjara	$93.62	$93.62	7/1/2010 7:26:47 PM
Bodyboard	$43.68	$43.68	7/2/2010 6:48:32 AM
BlessedEveryDay	$25.00	$25.00	7/2/2010 7:06:10 AM
lucrative-coin	$50.00	$50.00	7/2/2010 9:41:53 AM
Richmp412	$25.00	$25.00	7/2/2010 7:19:12 AM
ben1crew	$25.00	$25.00	7/1/2010 8:14:26 PM
BipedalHominid	$25.00	$25.00	7/2/2010 10:00:11 AM
340	$67.63	$67.63	7/1/2010 9:03:17 PM
Dskillz	$35.00	$35.00	7/2/2010 10:10:45 AM
Magician	$25.00	$25.00	7/2/2010 7:31:34 AM
aloantime07	$25.00	$25.00	7/2/2010 9:03:29 AM
Patrician	$34.42	$34.42	7/2/2010 2:41:19 PM
LA-Funding-Bank	$30.00	$30.00	7/2/2010 3:45:12 PM
StreetJustice	$46.85	$46.85	7/2/2010 3:57:17 PM
PadreAyudate	$25.00	$25.00	7/2/2010 4:40:19 PM
Comoparklender	$50.00	$50.00	6/25/2010 4:58:27 PM
reflective-rupee	$25.00	$25.00	6/25/2010 4:58:41 PM
simplelender80	$100.00	$100.00	6/25/2010 5:01:36 PM
orderly-loot	$25.00	$25.00	6/25/2010 4:56:41 PM
riproaringrapids	$25.00	$25.00	6/25/2010 4:57:19 PM
stilleto8	$25.00	$25.00	6/25/2010 4:58:16 PM
kenji4861	$25.00	$25.00	6/25/2010 4:59:09 PM
Artist_Blue	$25.00	$25.00	6/25/2010 4:59:27 PM
orgy63	$25.00	$25.00	6/25/2010 4:59:11 PM
american6	$50.00	$50.00	6/25/2010 5:00:06 PM
thaceisbac	$25.00	$25.00	6/25/2010 5:59:58 PM
hookUup	$25.00	$25.00	6/25/2010 5:01:19 PM
credit-investor5	$100.00	$100.00	6/25/2010 5:01:48 PM
rockclimbercyclist	$26.00	$26.00	6/26/2010 8:17:15 PM
gotwins	$100.00	$100.00	6/28/2010 12:46:40 PM
robust-coin5	$25.00	$25.00	6/28/2010 6:06:30 PM
intuitive-bill	$25.00	$25.00	6/29/2010 11:51:45 AM
wwwUniversal	$25.00	$25.00	6/30/2010 4:28:35 PM
nickm690	$50.00	$50.00	6/30/2010 9:01:37 PM
jayk63	$25.00	$25.00	7/1/2010 3:40:03 PM
bornsucka	$25.00	$25.00	7/1/2010 4:11:36 PM
best-generosity-financier	$25.00	$25.00	7/1/2010 7:09:30 PM
IWANT2HELP	$25.00	$25.00	7/1/2010 10:09:29 PM
silver-armada	$100.00	$100.00	7/2/2010 4:01:07 AM
Lo0se_mo0se	$25.00	$25.00	7/1/2010 7:37:29 PM
pumatrap	$25.00	$25.00	7/2/2010 10:23:20 AM
bughead	$25.00	$25.00	7/2/2010 9:40:15 AM
Newfoundcash	$25.00	$25.00	7/2/2010 9:51:01 AM
DasMula	$25.00	$25.00	7/2/2010 12:45:50 PM
the-dollar-handshake	$25.00	$25.00	7/2/2010 10:30:00 AM
CACO_Bank	$25.00	$25.00	7/2/2010 6:46:58 AM
squweech	$25.00	$25.00	7/2/2010 7:31:37 AM
dpries123	$25.00	$25.00	7/2/2010 9:17:47 AM
Leopoldine	$25.01	$25.01	7/2/2010 2:46:00 PM
bonus-apple	$100.00	$100.00	7/2/2010 10:54:16 AM
rce1964	$25.00	$25.00	7/2/2010 3:19:58 PM
87 bids
Borrower Payment Dependent Notes Series 463868
This series of Notes was issued and sold upon the funding of the borrower loan #43426, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-30-2010
				Auction end date:	Jul-07-2010

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$86.66
Final lender yield:	7.94%	Final borrower rate/APR:	8.94% / 11.03%	Final monthly payment:	$79.43

Auction yield range:	3.98% - 14.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	5.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1994	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 6	Length of status:	4y 8m
Credit score:	700-719 (Jun-2010)	Total credit lines:	23	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$3,579	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	42%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	13
Screen name:	loyalgain	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	31 ( 100% )	700-719 (Latest)
Principal borrowed:	$1,500.00	< 31 days late:	0 ( 0% )	660-679 (Apr-2010) 660-679 (Mar-2010) 600-619 (Oct-2007)
Principal balance:	$0.15	31+ days late:	0 ( 0% )
Total payments billed:	31
Description
Pay Off CC - I would rather Pay You
Purpose of loan:
This loan will be used to pay off a HIGH interest Credit Card, I would rather pay the loan amount and interest to lenders on Prosper.

My financial situation:
I am a good candidate for this loan because this is my second Prosper Loan, first one is paid off without a hitch on time every time... a few years back we filed bankruptcy and you'll notice have worked hard on re-building our credit.? My wife and I take our finances seriously and this loan will be used to better our credit standing because it's being used to pay off a higher interest credit card.

Our Monthly Income is a little over $4,500
Our Mortgage is $1100
Our Car is $350
Utilities $300

This loan is for putting us in a better place in the way of interest, the payments are already in our budget and are being paid on time to the CC company, I would simply rather pay you here on Prosper.

Please feel free to ask any questions, Happy Bidding.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Aberdeen	$400.00	$400.00	6/30/2010 4:36:11 PM
PadreAyudate	$25.00	$25.00	7/2/2010 4:43:04 PM
marwadi-62	$100.00	$100.00	7/3/2010 11:53:46 AM
Toony	$25.00	$25.00	7/3/2010 8:32:18 PM
portfolio-turbine	$50.00	$50.00	7/4/2010 5:47:35 PM
sweety075	$25.00	$25.00	7/5/2010 12:20:57 PM
KarmaBum77	$31.44	$31.44	7/6/2010 4:31:16 AM
BankofPaul	$25.00	$25.00	7/6/2010 6:16:02 AM
gjm6d	$25.00	$25.00	7/6/2010 10:42:00 AM
loanman2007	$50.00	$50.00	7/6/2010 7:04:51 AM
Richmp412	$25.00	$25.00	7/6/2010 6:52:35 PM
golfreak923	$27.63	$27.63	7/6/2010 8:54:53 PM
JerryB96	$25.00	$25.00	7/6/2010 9:53:32 PM
best-generosity-financier	$25.00	$25.00	7/6/2010 11:09:27 PM
haryassman	$25.00	$25.00	7/7/2010 8:46:49 AM
investment-nebula	$30.00	$30.00	7/7/2010 6:38:33 AM
khamlagirl	$25.00	$25.00	7/7/2010 6:52:28 AM
djmike805	$30.63	$30.63	7/7/2010 11:40:40 AM
ach	$100.00	$100.00	7/7/2010 11:13:46 AM
triumphant-bonus	$51.08	$20.36	7/7/2010 11:38:28 AM
booie	$25.00	$25.00	7/7/2010 3:50:24 PM
Chewbaca	$25.00	$25.00	7/7/2010 4:08:53 PM
moneybags16	$25.00	$25.00	7/7/2010 4:12:34 PM
grampy48	$50.00	$50.00	7/7/2010 2:22:41 PM
5kids5	$37.00	$37.00	7/7/2010 2:55:57 PM
porwestco	$25.00	$25.00	7/7/2010 3:28:18 PM
FLFF	$50.00	$50.00	7/2/2010 5:04:07 AM
interloode	$200.37	$200.37	7/3/2010 8:09:56 PM
payontime1	$25.00	$25.00	7/4/2010 9:23:06 PM
alpinaut	$25.00	$25.00	7/5/2010 11:32:48 AM
cwegert	$59.61	$59.61	7/5/2010 2:15:51 PM
loanman2007	$100.00	$100.00	7/6/2010 6:39:03 AM
3musketeers	$50.00	$50.00	7/6/2010 8:01:20 AM
graceful-credit5	$50.00	$50.00	7/6/2010 2:46:33 PM
retirementlady	$25.00	$25.00	7/6/2010 5:05:32 PM
Dollars4Rent	$25.00	$25.00	7/6/2010 6:24:33 PM
usbank	$25.00	$25.00	7/6/2010 6:41:46 PM
gothampark	$25.00	$25.00	7/6/2010 9:10:14 PM
palex	$25.00	$25.00	7/7/2010 5:52:11 AM
BigMac1953	$25.00	$25.00	7/7/2010 8:39:59 AM
soular21804	$25.00	$25.00	7/7/2010 8:53:31 AM
thebadpelican	$25.00	$25.00	7/7/2010 12:51:06 PM
la_tim	$75.00	$75.00	7/7/2010 3:25:16 PM
djmjkelso	$26.48	$26.48	7/7/2010 3:34:26 PM
wild-orange	$200.00	$200.00	7/7/2010 2:23:17 PM
klemer	$25.00	$25.00	7/7/2010 11:12:55 AM
p2p-harmony	$50.00	$50.00	7/7/2010 11:54:30 AM
Young-Y	$26.48	$26.48	7/7/2010 12:35:18 PM
UCSBGAUCHOS	$35.00	$35.00	7/7/2010 3:59:37 PM
green-agreement-animal	$25.00	$25.00	7/7/2010 3:53:37 PM
50 bids
Borrower Payment Dependent Notes Series 463906
This series of Notes was issued and sold upon the funding of the borrower loan #43349, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Jun-25-2010
				Auction end date:	Jul-02-2010

Starting lender yield:	33.28%	Starting borrower rate/APR:	34.28% / 37.00%	Starting monthly payment:	$67.24
Final lender yield:	23.24%	Final borrower rate/APR:	24.24% / 26.80%	Final monthly payment:	$59.04

Auction yield range:	13.98% - 33.28%	Estimated loss impact:	15.05%
Lender servicing fee:	1.00%	Estimated return:	8.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1996	Debt/Income ratio:	26%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	14 / 14	Length of status:	5y 1m
Credit score:	640-659 (Jun-2010)	Total credit lines:	18	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$2,700	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	marketplace-anteater	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Registering a new car
Purpose of loan:
This loan will be used to register a new car.?

My financial situation:
I am a good candidate for this loan because I am hard working and dependable.

Monthly net income: $ 2,196

Monthly expenses: $
??Housing: $ 490.00
??Insurance: $ 72.00
??Car expenses: $ 298.00
??Utilities: $?111.00
??Phone, cable, internet: $138.00
??Food, entertainment: $ 100.00
??Clothing, household expenses $50.00
??Credit cards and other loans: $ 246.00
??Other expenses: $ 50.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans, this is an excellent investment, let's lend to this one! I know Prosper allows the borrower to pay in full up to 36 months. Will you go the distance or will you pay this loan off sooner? If so, in how many months? PS: Please answer publicly. - hektek22
A: I plan to go the distance. However, if I have the funds to repay sooner, I plan to do so. (Jun-29-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

order-bee1	$450.00	$35.78	7/1/2010 4:19:22 AM
hektek22	$300.00	$300.00	6/30/2010 9:02:38 PM
Frankk2	$50.00	$50.00	7/1/2010 7:45:29 AM
Spiceyduck	$100.00	$100.00	7/1/2010 4:07:35 PM
SouthernRemarketing	$25.00	$25.00	7/1/2010 7:26:25 PM
Leshan	$33.33	$33.33	7/2/2010 8:49:30 AM
MrPie	$25.00	$25.00	7/2/2010 3:58:07 AM
MrDance123	$55.00	$55.00	7/2/2010 11:14:47 AM
OGS_Capital	$25.00	$25.00	7/2/2010 11:34:14 AM
thisbucksforu	$25.00	$25.00	7/2/2010 11:51:16 AM
EngineersAlliance	$50.00	$50.00	7/2/2010 4:13:42 PM
lendstats_com	$25.00	$25.00	6/25/2010 5:04:48 PM
transaction-circuit	$25.00	$25.00	6/30/2010 4:46:31 PM
lovely-leverage	$30.00	$30.00	7/1/2010 8:47:24 AM
Top_Gun_Lender	$36.08	$36.08	7/1/2010 5:06:35 PM
onecooldrink	$25.00	$25.00	7/1/2010 10:25:07 PM
pumatrap	$25.00	$25.00	7/2/2010 11:40:07 AM
rospa	$25.00	$25.00	7/2/2010 11:47:17 AM
FASTIZIO_P	$25.00	$25.00	7/2/2010 12:37:04 PM
ultimate-peace	$300.00	$300.00	7/2/2010 11:10:04 AM
FundMaker	$25.00	$25.00	7/2/2010 11:33:44 AM
mkvance	$29.06	$29.06	7/2/2010 12:03:07 PM
Torvald	$25.50	$25.50	7/2/2010 2:55:07 PM
GS-ROCK	$25.00	$25.00	7/2/2010 1:47:56 PM
farchoir	$25.00	$25.00	7/2/2010 3:50:33 PM
fascinating-gold	$105.25	$105.25	7/2/2010 2:30:59 PM
icon7	$25.00	$25.00	7/2/2010 4:06:14 PM
27 bids
Borrower Payment Dependent Notes Series 464150
This series of Notes was issued and sold upon the funding of the borrower loan #43364, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,300.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%	Auction start date:	Jun-28-2010
				Auction end date:	Jun-30-2010

Starting lender yield:	21.68%	Starting borrower rate/APR:	22.68% / 25.61%	Starting monthly payment:	$50.11
Final lender yield:	21.68%	Final borrower rate/APR:	22.68% / 25.61%	Final monthly payment:	$50.11

Auction yield range:	7.98% - 21.68%	Estimated loss impact:	8.51%
Lender servicing fee:	1.00%	Estimated return:	13.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1988	Debt/Income ratio:	28%
Basic (1-10):	8	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	8 / 8	Length of status:	5y 4m
Credit score:	700-719 (Jun-2010)	Total credit lines:	27	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$24,950	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	phenomenal-coin8	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
A groom in need of help
Purpose of loan:
This loan will be used to? to help pay for my wedding. I had some unexpected expenses come up that required the use of some funds I had set aside for wedding which is la month away and out of town so postponing or caneling is not an option..??

My financial situation:
I am a good candidate for this loan because? I pay my bills plus I will have the funding to repay this loan off "IN FULL" in the srping. I just don't have acess to the funds at this time.

Monthly net income: $ 3000

Monthly expenses: $
??Housing: $ 600
??Insurance: $
??Car expenses: $
??Utilities: $ 75
??Phone, cable, internet: $ 160
??Food, entertainment: $?150
??Clothing, household expenses $ 30
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Approved	$25.00	$25.00	6/28/2010 4:40:37 PM
rate-mogul	$50.00	$50.00	6/28/2010 4:44:00 PM
BankOfShaun	$25.00	$25.00	6/28/2010 9:04:36 PM
tnjohnso	$25.00	$25.00	6/28/2010 11:54:22 PM
Uylsses	$100.00	$100.00	6/29/2010 9:15:50 AM
rustysailor	$25.00	$25.00	6/29/2010 9:35:31 AM
mercuriant	$25.00	$25.00	6/29/2010 9:35:35 AM
the-money-gargantuan	$25.00	$25.00	6/29/2010 11:49:57 AM
best-listing-toro	$25.00	$25.00	6/29/2010 7:20:30 PM
mckhbnpc	$30.00	$30.00	6/29/2010 7:24:21 PM
finance-symphony7	$25.00	$25.00	6/29/2010 8:29:20 PM
reflective-rupee	$500.00	$454.66	6/30/2010 10:33:33 AM
wwwUniversal	$25.00	$25.00	6/30/2010 10:34:35 AM
RainyDayLoans	$25.00	$25.00	6/30/2010 9:07:16 AM
robot777	$40.00	$40.00	6/28/2010 4:43:57 PM
income-fortress	$25.00	$25.00	6/28/2010 4:49:49 PM
AlexTrep	$25.00	$25.00	6/28/2010 4:56:36 PM
top-courteous-peso	$65.00	$65.00	6/28/2010 4:58:47 PM
intuitive-bill	$25.00	$25.00	6/29/2010 12:00:13 PM
Bank_Of_XL	$100.00	$100.00	6/29/2010 1:04:55 PM
green-rapid-openness	$50.00	$50.00	6/29/2010 4:44:16 PM
green-thoughtful-yield	$35.34	$35.34	6/29/2010 8:24:51 PM
hyperdrive7	$25.00	$25.00	6/30/2010 6:34:24 AM
CACO_Bank	$25.00	$25.00	6/30/2010 8:27:40 AM
24 bids
Borrower Payment Dependent Notes Series 464182
This series of Notes was issued and sold upon the funding of the borrower loan #43352, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%	Auction start date:	Jun-28-2010
				Auction end date:	Jul-05-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94
Final lender yield:	28.95%	Final borrower rate/APR:	29.95% / 32.33%	Final monthly payment:	$169.70

Auction yield range:	7.98% - 34.00%	Estimated loss impact:	8.70%
Lender servicing fee:	1.00%	Estimated return:	20.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1998	Debt/Income ratio:	55%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	17 / 15	Length of status:	2y 9m
Credit score:	700-719 (Jun-2010)	Total credit lines:	27	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$18,794	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	balance-fate0	Borrower's state:	Colorado	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Patio
Purpose of loan:
The loan will be used to build a new Patio for our kid?s summer time enjoyment. My financial situation:
I am on good financial footing; we pay all our bills on time and are?working to bring down our debit as much as possible.? We don?t use our credit cards anymore as we are working to pay them off and its why we are coming to prosper for this loan.? We would like to be able to put in this new patio without paying an arm and a leg to the credit card company?s...? It also adds value to our house so next year when we try and refinance we will have more equity.??

We decided to Relist this loan with a Higher intrest Rate to see if we could get funded.? Giving our kids a safe place to play in a world that is not so safe is very important to us.? This loan will make that happen for them.? Please help us make this happen.

Thank you for your consideration of our Loan? My financial situation:
I am on good financial footing; we pay all our bills on time and are?working to bring down our debit as much as possible.? We don?t use our credit cards anymore as we are working to pay them off and its why we are coming to prosper for this loan.? We would like to be able to put in this new patio without paying an arm and a leg to the credit card company?s...? It also adds value to our house so next year when we try and refinance we will have more equity.??

We decided to Relist this loan with a Higher intrest Rate to see if we could get funded.? Giving our kids a safe place to play in a world that is not so safe is very important to us.? This loan will make that happen for them.? Please help us make this happen.

Thank you for your consideration of our Loan?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please explain the delinquencies shown on your listing. Please answer publicly. Thanks. - tigercat
A: The short version of the Long story is I have 3 delinquencies in the last 7 years due to my move from Hawaii to Colordo 3 years ago. We had Renters in our House in hawaii that abruptly got up and left and we where force to make 2 sets of house payments. We got a little late on the one in hawaii before it was sold 2 months later. (Jun-29-2010)
Q: Hi, What are you & your spouse's jobs? How long have you both been in your occupation? What are your monthly income & expenses? Thanks, - p2ploan-sensation211
A: I work for a management company that specializes in HOA mgt doing administrative/covenant work and my spouse is a Sr. Systems Engineer for a professional services company. I have been with my company for 3 years, but in the industry of homeowners assoiciations for 7 years. My spouse has been with his company for about 4 years now and in the industry for 10 years. Our income per month is about 7,500 after taxes and our expenses are about 4,800. Let me know if you have additional questions. (Jul-01-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

AlexTrep	$25.00	$25.00	6/28/2010 4:56:41 PM
top-courteous-peso	$65.00	$65.00	6/28/2010 4:58:48 PM
Bank_Of_XL	$50.00	$50.00	6/29/2010 1:05:30 PM
Credit4Talent	$25.00	$25.00	6/30/2010 10:30:48 AM
sanych	$75.00	$75.00	7/1/2010 5:16:43 AM
kri8iv	$39.78	$39.78	7/1/2010 6:28:27 AM
booOST	$183.72	$183.72	6/30/2010 10:55:08 PM
hektek22	$300.00	$300.00	7/1/2010 5:00:24 PM
ethicalhumanist	$25.00	$25.00	7/1/2010 6:35:56 PM
LakeShoreLending	$50.00	$50.00	7/1/2010 7:49:25 PM
Megaton	$25.00	$25.00	7/1/2010 9:09:36 PM
coasterman	$25.00	$25.00	7/2/2010 6:40:31 AM
dynrep	$25.00	$25.00	7/2/2010 7:20:51 AM
squarebob	$25.00	$25.00	7/2/2010 12:16:38 PM
zydeco337	$25.00	$25.00	7/2/2010 12:44:19 PM
stable-bonus	$29.22	$29.22	7/2/2010 10:34:47 AM
gaiusceasar	$25.00	$25.00	7/3/2010 11:29:05 AM
Sagenius	$25.00	$25.00	7/3/2010 5:11:05 PM
cash-tent	$25.00	$25.00	7/4/2010 11:00:22 AM
samdog079	$79.00	$79.00	7/4/2010 8:46:36 AM
BrighterSuns	$25.00	$25.00	7/4/2010 3:41:53 PM
mpatrick	$50.00	$50.00	7/3/2010 7:38:15 PM
vigilance-searcher	$30.00	$30.00	7/4/2010 6:58:15 PM
waverunner088	$25.18	$25.18	7/4/2010 1:25:26 PM
victor111	$50.00	$50.00	7/5/2010 12:53:42 AM
E-B	$50.00	$50.00	7/5/2010 4:17:09 AM
dynrep	$25.00	$25.00	7/5/2010 9:12:57 AM
engbusres	$52.00	$52.00	7/4/2010 8:32:08 PM
lendstats_com	$100.00	$100.00	7/5/2010 10:14:37 AM
VitaminFunk	$25.00	$25.00	7/5/2010 8:07:53 AM
kingston1	$25.00	$25.00	7/5/2010 10:58:04 AM
77scout	$56.92	$56.92	7/5/2010 9:36:01 AM
SolarMoonshine	$25.00	$25.00	7/5/2010 5:30:02 AM
rinyt	$30.00	$30.00	7/5/2010 1:25:28 PM
worldly-gold	$100.00	$100.00	7/5/2010 1:42:11 PM
noble-marketplace	$25.00	$25.00	7/5/2010 5:39:35 AM
squarebob	$25.00	$25.00	7/5/2010 6:13:26 AM
Kash2010lu	$25.00	$25.00	7/5/2010 3:36:56 PM
dynrep	$25.00	$25.00	7/5/2010 9:12:41 AM
PotBellyPete	$57.17	$57.17	7/5/2010 1:47:24 PM
gothampark	$25.00	$25.00	7/5/2010 11:25:49 AM
OnTracInvest	$25.00	$25.00	7/5/2010 11:34:42 AM
DasMula	$25.00	$25.00	7/5/2010 11:54:50 AM
Engineer44	$25.00	$25.00	7/5/2010 4:39:34 PM
payment-halo	$25.00	$25.00	7/5/2010 1:14:41 PM
wise-silver-wonder	$25.00	$25.00	6/29/2010 12:15:47 AM
Myrick	$25.00	$25.00	6/30/2010 6:53:48 PM
lovely-leverage	$25.00	$25.00	7/1/2010 8:50:20 AM
Ven58	$25.00	$25.00	7/1/2010 11:36:23 AM
shrewd-income	$100.00	$100.00	7/1/2010 8:01:10 PM
wwwUniversal	$25.00	$25.00	7/1/2010 5:30:54 PM
dpries123	$25.00	$25.00	7/2/2010 9:24:18 AM
exchange-cowbell5	$25.00	$25.00	7/2/2010 6:17:37 PM
realtormoises	$25.00	$25.00	7/2/2010 8:33:22 PM
Goddess-4-one	$25.00	$25.00	7/2/2010 6:07:24 PM
J1mS	$65.54	$65.54	7/3/2010 5:09:34 PM
loss-of-control	$100.00	$100.00	7/3/2010 4:34:34 PM
Bob450	$25.00	$25.00	7/3/2010 5:32:37 PM
phchristensen	$50.00	$50.00	7/4/2010 10:02:22 AM
Adventurouschef	$25.00	$25.00	7/4/2010 10:05:39 AM
Zipcut	$56.64	$56.64	7/3/2010 7:04:50 PM
wilcofl	$37.25	$37.25	7/3/2010 7:49:08 PM
wlm3012	$25.00	$25.00	7/4/2010 6:57:37 PM
nashibaksi	$25.00	$25.00	7/4/2010 8:07:30 PM
CapricornLending	$35.00	$35.00	7/4/2010 8:39:01 PM
squarebob	$25.00	$25.00	7/5/2010 6:14:54 AM
MrPie	$25.95	$25.95	7/4/2010 11:01:27 PM
responsible-worth113	$25.00	$25.00	7/5/2010 9:19:46 AM
BuzzyBee336	$33.47	$33.47	7/5/2010 9:23:32 AM
eriqnoodle	$25.00	$25.00	7/5/2010 10:23:17 AM
worldly-gold	$100.00	$87.79	7/5/2010 3:24:17 PM
Bob450	$40.00	$40.00	7/5/2010 3:50:39 PM
dynrep	$25.00	$25.00	7/5/2010 9:12:28 AM
booOST	$154.40	$154.40	7/5/2010 4:38:24 PM
majestic-currency3	$100.00	$100.00	7/5/2010 4:39:42 PM
principal-star	$25.00	$25.00	7/5/2010 10:10:40 AM
jojnax	$30.00	$30.00	7/5/2010 2:10:32 PM
dynrep	$400.00	$400.00	7/5/2010 10:54:30 AM
ryan6853	$25.00	$25.00	7/5/2010 11:04:06 AM
CACO_Bank	$25.00	$25.00	7/5/2010 4:25:38 PM
OTRjohn	$85.97	$85.97	7/5/2010 3:21:05 PM
81 bids
Borrower Payment Dependent Notes Series 464388
This series of Notes was issued and sold upon the funding of the borrower loan #43343, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-28-2010
				Auction end date:	Jul-05-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$159.46
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$159.46

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1977	Debt/Income ratio:	Not calculated
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Retired
Enhanced (1-5):	4	Current / open credit lines:	28 / 23	Length of status:	0y 11m
Credit score:	760-779 (Jun-2010)	Total credit lines:	54	Stated income:	$50,000-$74,999
Now delinquent:	0	Revolving credit balance:	$34,535
Amount delinquent:	$0	Bankcard utilization:	48%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	organized-listing0	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
help out a family member
Purpose of loan:
This loan will be used to? help out a family member

My financial situation:
I am a good candidate for this loan because I pay all of my bills on time and this should be repaid within a few months
Monthly net income: $ 3500

Monthly expenses: $
??Housing: $ 856
??Insurance: $ 71
??Car expenses: $ 369
??Utilities: $ 100
??Phone, cable, internet: $ 125
??Food, entertainment: $ 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $?500
??Other expenses: $ 100 for pet meds and food
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Artist_Blue	$25.00	$25.00	6/28/2010 4:43:03 PM
Havana21	$25.00	$25.00	6/28/2010 4:46:05 PM
orderly-loot	$25.00	$25.00	6/28/2010 4:43:32 PM
riproaringrapids	$25.00	$25.00	6/28/2010 4:49:36 PM
enthralling-deal180	$100.00	$100.00	6/28/2010 4:50:05 PM
orgy63	$25.00	$25.00	6/28/2010 4:44:57 PM
treasure-hunter270	$25.00	$25.00	6/28/2010 4:49:00 PM
ommcd	$25.00	$25.00	6/28/2010 4:51:17 PM
personal-lender	$25.00	$25.00	6/28/2010 4:49:29 PM
Max8319	$25.00	$25.00	6/28/2010 4:52:50 PM
Panna	$25.00	$25.00	6/28/2010 4:58:40 PM
CROBRUN	$50.00	$50.00	6/28/2010 5:54:30 PM
hrubinst	$25.00	$25.00	6/28/2010 6:30:44 PM
Katburg	$35.00	$35.00	6/28/2010 11:51:26 PM
bchen78875	$25.00	$25.00	6/28/2010 11:54:53 PM
BuffetRocks	$49.67	$49.67	6/29/2010 12:07:46 AM
Cheburashka	$25.00	$25.00	6/28/2010 11:52:20 PM
orbital-transparency	$25.00	$25.00	6/29/2010 12:15:24 AM
adama_48	$25.00	$25.00	6/29/2010 12:03:31 AM
Cai8899	$50.00	$50.00	6/29/2010 5:54:50 AM
blackstar	$25.00	$25.00	6/29/2010 6:14:26 AM
cvfriend	$25.00	$25.00	6/29/2010 8:01:00 AM
love_what_you_do	$25.00	$25.00	6/29/2010 7:34:25 AM
Phantom99	$25.00	$25.00	6/29/2010 8:16:59 AM
tranquil-return4	$25.00	$25.00	6/29/2010 8:15:54 AM
jholebound	$25.00	$25.00	6/29/2010 9:35:23 AM
DeutscheBank	$25.00	$25.00	6/29/2010 9:10:41 AM
Angel_Investor_7	$25.00	$25.00	6/29/2010 9:24:22 AM
coin-jamboree	$50.00	$50.00	6/29/2010 11:19:50 AM
GatorBux	$38.51	$38.51	6/29/2010 10:01:08 AM
adir1	$25.00	$25.00	6/29/2010 12:59:35 PM
durability-mad-scientist4	$33.08	$33.08	6/29/2010 1:29:29 PM
intuitive-bill	$25.00	$25.00	6/29/2010 12:14:47 PM
SmokeyMirror	$50.00	$50.00	6/29/2010 1:59:26 PM
sparkling-gold	$50.00	$50.00	6/29/2010 2:39:43 PM
easybreezy	$50.00	$50.00	6/29/2010 7:14:35 PM
bowdish1	$50.00	$50.00	6/29/2010 11:44:25 PM
ArmyGuy	$25.00	$25.00	6/30/2010 6:59:06 AM
delicious-social132	$25.00	$25.00	6/30/2010 8:06:30 AM
jga516	$25.00	$25.00	6/30/2010 9:36:37 AM
CACO_Bank	$50.00	$50.00	6/30/2010 8:29:57 AM
One-ninety-three	$25.00	$25.00	6/30/2010 9:04:27 AM
balance2	$29.32	$29.32	6/30/2010 9:24:46 AM
authoritative-platinum7	$100.00	$100.00	6/30/2010 9:35:42 AM
awm	$27.01	$27.01	6/30/2010 10:59:36 AM
peb44	$50.00	$50.00	6/30/2010 11:42:18 AM
Slend49	$25.00	$25.00	6/30/2010 11:50:20 AM
tallmon	$25.00	$25.00	6/30/2010 12:54:46 PM
orange-dollar-guild	$50.00	$50.00	6/30/2010 1:56:41 PM
successful-euro	$50.00	$50.00	6/30/2010 1:00:21 PM
Teminole	$50.00	$50.00	6/30/2010 7:31:42 PM
calm-deal7	$25.00	$25.00	6/30/2010 7:49:28 PM
point-solstice	$50.00	$50.00	6/30/2010 5:26:31 PM
m3498	$50.00	$50.00	6/30/2010 7:55:59 PM
famous-bill	$26.00	$26.00	7/1/2010 9:21:51 AM
hannibal720	$25.00	$25.00	7/1/2010 8:47:41 AM
GElender	$50.00	$50.00	7/1/2010 6:35:31 AM
head	$25.00	$25.00	7/1/2010 8:57:45 AM
RetirementMoney	$300.00	$262.69	7/1/2010 11:07:53 AM
rebelduke	$50.00	$50.00	7/1/2010 8:47:35 AM
JohnW12	$25.00	$25.00	7/1/2010 9:29:55 AM
8bitnintendo	$25.00	$25.00	7/1/2010 10:30:34 AM
PadreAyudate	$25.00	$25.00	7/2/2010 4:46:59 PM
FundMaker	$30.00	$30.00	7/3/2010 2:20:37 PM
dmitriy2	$25.00	$25.00	7/3/2010 10:44:47 PM
american6	$25.00	$25.00	6/28/2010 4:48:47 PM
Comoparklender	$30.00	$30.00	6/28/2010 4:42:15 PM
bountiful-durability	$50.00	$50.00	6/28/2010 4:45:11 PM
first-upright-payout	$25.00	$25.00	6/28/2010 4:52:23 PM
trustworthy-fairness	$50.00	$50.00	6/28/2010 4:54:34 PM
studious-bonus7	$50.00	$50.00	6/28/2010 4:48:15 PM
Avala	$50.00	$50.00	6/28/2010 4:48:36 PM
durability-bandit1	$50.00	$50.00	6/28/2010 4:57:48 PM
get30inc	$25.00	$25.00	6/28/2010 4:53:06 PM
jstnow	$25.00	$25.00	6/28/2010 4:59:30 PM
bid-czar8	$100.00	$100.00	6/28/2010 4:54:54 PM
loan-kung-fu	$25.00	$25.00	6/28/2010 4:52:58 PM
ichibon	$75.00	$75.00	6/28/2010 4:53:23 PM
SCTrojangirl	$25.00	$25.00	6/28/2010 4:53:54 PM
1800porsche	$25.00	$25.00	6/28/2010 4:55:18 PM
thorough-exchange4	$25.00	$25.00	6/28/2010 4:57:11 PM
radforj22	$25.00	$25.00	6/28/2010 6:30:42 PM
Syndication	$25.00	$25.00	6/28/2010 6:30:43 PM
stilleto8	$50.00	$50.00	6/28/2010 7:49:36 PM
teller	$25.00	$25.00	6/28/2010 11:54:59 PM
efficient-marketplace	$50.00	$50.00	6/28/2010 10:40:51 PM
treasure-bliss	$100.00	$100.00	6/29/2010 3:30:22 AM
Dap2005	$25.00	$25.00	6/29/2010 12:04:58 AM
thestartuplender	$35.00	$35.00	6/29/2010 3:04:51 AM
orange-preeminant-bill	$100.00	$100.00	6/29/2010 3:24:30 AM
SimpleChoice	$25.00	$25.00	6/29/2010 6:39:34 AM
HarrisonHome	$25.00	$25.00	6/29/2010 8:04:20 AM
brightest-breathtaking-finance	$100.00	$100.00	6/29/2010 9:34:31 AM
lcole32	$25.00	$25.00	6/29/2010 9:34:47 AM
Ready2Loan	$25.00	$25.00	6/29/2010 9:35:21 AM
success1001	$28.72	$28.72	6/29/2010 10:11:36 AM
the-money-gargantuan	$25.00	$25.00	6/29/2010 11:54:20 AM
top-silver-american	$25.00	$25.00	6/29/2010 11:09:39 AM
HAVEANICEDAY	$25.00	$25.00	6/29/2010 7:19:42 PM
SNH	$75.00	$75.00	6/29/2010 10:38:18 PM
fair-funds	$25.00	$25.00	6/29/2010 10:44:27 PM
tech310	$50.00	$50.00	6/30/2010 12:34:25 AM
dollars4debts	$25.00	$25.00	6/30/2010 6:57:20 AM
lovely-order7	$25.00	$25.00	6/30/2010 5:29:22 AM
qtmspin	$25.00	$25.00	6/30/2010 5:54:29 AM
syounker	$25.00	$25.00	6/30/2010 11:42:21 AM
Alpha-AssistU	$50.00	$50.00	6/30/2010 10:49:43 AM
Vannu	$50.00	$50.00	6/30/2010 11:15:43 AM
Aeroman32	$25.00	$25.00	6/30/2010 11:42:22 AM
enthusiastic-balance5	$100.00	$100.00	6/30/2010 12:05:34 PM
Funds2Loan	$25.00	$25.00	6/30/2010 12:54:18 PM
lender281	$25.00	$25.00	6/30/2010 2:44:37 PM
the-transaction-stronghold	$25.00	$25.00	6/30/2010 1:04:56 PM
fareast_man	$25.00	$25.00	6/30/2010 10:01:37 AM
twirl2	$25.00	$25.00	6/30/2010 10:10:43 AM
KiwiElf	$25.00	$25.00	6/30/2010 4:06:00 PM
worth-arch	$25.00	$25.00	6/30/2010 2:52:34 PM
yield-seeker	$25.00	$25.00	6/30/2010 11:42:20 AM
Georgia_Boy	$25.00	$25.00	7/1/2010 5:56:23 AM
bayfocus	$25.00	$25.00	6/30/2010 6:05:18 PM
RMB-Investments	$50.00	$50.00	7/1/2010 7:01:19 AM
ferocious-exchange3	$25.00	$25.00	7/1/2010 8:05:46 AM
linklady	$50.00	$50.00	7/1/2010 8:47:54 AM
attractive-rate	$25.00	$25.00	7/1/2010 5:09:58 AM
AdamClemSC	$25.00	$25.00	7/1/2010 8:54:50 AM
auction-workhorse679	$25.00	$25.00	7/1/2010 9:37:00 AM
new-social-economist	$25.00	$25.00	7/1/2010 8:56:34 AM
cjames84	$25.00	$25.00	7/1/2010 7:44:29 AM
bold-durability-drum	$50.00	$50.00	7/1/2010 9:24:29 AM
treasure-singularity	$25.00	$25.00	7/1/2010 9:36:30 AM
first-listing-expert	$50.00	$50.00	7/1/2010 10:54:20 AM
UT-Longhorn	$25.00	$25.00	7/1/2010 9:30:10 AM
132 bids
Borrower Payment Dependent Notes Series 464694
This series of Notes was issued and sold upon the funding of the borrower loan #43441, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,300.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jun-30-2010
				Auction end date:	Jul-01-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.17%	Starting monthly payment:	$58.81
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.17%	Final monthly payment:	$58.81

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2000	Debt/Income ratio:	18%
Basic (1-10):	4	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	5 / 5	Length of status:	5y 2m
Credit score:	640-659 (Jun-2010)	Total credit lines:	21	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$88	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	17%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	1
Screen name:	bountiful-dough6	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off debt & improving credit
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

hgar1	$35.34	$35.34	6/30/2010 4:20:34 PM
kindness-hickory5	$25.00	$25.00	6/30/2010 4:21:15 PM
famous-hope	$25.00	$25.00	6/30/2010 4:22:36 PM
mfosterii	$25.00	$25.00	6/30/2010 4:22:51 PM
kindness-percolator5	$25.00	$25.00	6/30/2010 4:20:37 PM
CPAMAN	$25.00	$25.00	6/30/2010 4:20:49 PM
sharp-money3	$25.00	$25.00	6/30/2010 4:23:41 PM
gallant-economy9	$25.00	$25.00	6/30/2010 4:24:12 PM
balance-warrior	$25.00	$25.00	6/30/2010 4:22:36 PM
RMB-Investments	$25.00	$25.00	6/30/2010 4:22:40 PM
BankofRon	$25.00	$25.00	6/30/2010 4:22:52 PM
streak269	$25.00	$25.00	6/30/2010 4:23:36 PM
inspiring-reward	$200.00	$200.00	6/30/2010 4:23:42 PM
reward-adventure	$25.00	$25.00	6/30/2010 4:23:48 PM
wampum-chorus3	$25.00	$25.00	6/30/2010 4:20:33 PM
smloanbigresult	$25.00	$25.00	6/30/2010 4:20:38 PM
Ananya	$50.00	$50.00	6/30/2010 4:20:46 PM
antrux	$25.00	$25.00	6/30/2010 4:22:16 PM
swordfish42	$25.00	$25.00	6/30/2010 4:22:35 PM
SailAwayMoon	$25.00	$25.00	6/30/2010 4:23:02 PM
basis-prodigy	$25.00	$25.00	6/30/2010 4:23:45 PM
reflective-rupee	$25.00	$25.00	6/30/2010 4:32:30 PM
kashikoe	$25.00	$25.00	6/30/2010 4:23:13 PM
meteoric-trade	$25.00	$25.00	6/30/2010 4:20:34 PM
slico	$25.00	$25.00	6/30/2010 4:23:39 PM
platinum-genetics	$50.00	$50.00	6/30/2010 4:23:46 PM
genuine-responsibility8	$50.00	$50.00	6/30/2010 4:23:51 PM
drew2zara	$25.00	$25.00	6/30/2010 4:22:39 PM
burgeoning-silver	$25.00	$25.00	6/30/2010 4:23:40 PM
kubien	$25.00	$25.00	6/30/2010 4:23:43 PM
aesop56	$53.42	$53.42	6/30/2010 4:20:35 PM
data2360	$45.00	$45.00	6/30/2010 4:21:14 PM
gimincorp	$25.00	$25.00	6/30/2010 4:22:17 PM
roben12	$25.00	$25.00	6/30/2010 4:22:37 PM
Speculator	$29.56	$29.56	6/30/2010 4:23:38 PM
lowlite6647	$25.00	$25.00	6/30/2010 4:24:11 PM
famous-bill	$50.00	$11.68	6/30/2010 4:24:14 PM
unger	$25.00	$25.00	7/1/2010 4:38:33 AM
coasterman	$25.00	$25.00	6/30/2010 6:50:46 PM
safe-kindness5	$25.00	$25.00	7/1/2010 9:35:06 AM
40 bids
Borrower Payment Dependent Notes Series 465010
This series of Notes was issued and sold upon the funding of the borrower loan #43453, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-06-2010

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$90.38
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$79.73

Auction yield range:	3.98% - 17.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1994	Debt/Income ratio:	16%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	9y 10m
Credit score:	700-719 (Jul-2010)	Total credit lines:	30	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$11,334	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	Bluelaker1	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	26 ( 93% )	700-719 (Latest)
Principal borrowed:	$8,500.00	< 31 days late:	2 ( 7% )	720-739 (Dec-2009) 680-699 (Nov-2007) 740-759 (Dec-2006)
Principal balance:	$2,996.25	31+ days late:	0 ( 0% )
Total payments billed:	28
Description
One card at a time with Prosper
Purpose of loan:
This loan will be used to?

Pay off a credit card.

My financial situation:
I am a good candidate for this loan because?

I am ready to get out of debt with Prosper's help one card at a time.? I have a five year plan - once a Prosper loan is paid, I would like to start another one (with lower rates).? Paying Prosper lenders and sticking to my plan.....? This particular loan should be paid within 18-24 months.? Thanks a lot for your interest.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

proper-p2p6	$100.00	$100.00	7/6/2010 4:19:43 PM
1800porsche	$25.00	$25.00	7/6/2010 4:20:05 PM
finance-negotiator2	$25.00	$25.00	7/6/2010 4:20:13 PM
alpinaut	$25.00	$25.00	7/6/2010 4:20:17 PM
liberty-destiny3	$25.00	$25.00	7/6/2010 4:20:28 PM
thestartuplender	$35.00	$35.00	7/6/2010 4:24:20 PM
ray1051	$50.00	$50.00	7/6/2010 4:24:35 PM
ferocious-exchange3	$25.00	$25.00	7/6/2010 4:25:03 PM
skvat	$25.00	$25.00	7/6/2010 4:25:10 PM
AmericanCredit	$25.00	$25.00	7/6/2010 4:20:02 PM
bchen78875	$25.00	$25.00	7/6/2010 4:25:22 PM
radforj22	$50.00	$50.00	7/6/2010 4:20:21 PM
brightest-breathtaking-finance	$100.00	$100.00	7/6/2010 4:21:36 PM
commerce-voyager	$25.00	$25.00	7/6/2010 4:21:55 PM
BlindProphet	$25.00	$25.00	7/6/2010 4:24:00 PM
Winsten	$50.00	$50.00	7/6/2010 4:28:24 PM
jengachamp	$25.00	$25.00	7/6/2010 4:20:45 PM
NATIVEBORN	$25.00	$25.00	7/6/2010 4:29:36 PM
treasure-bliss	$100.00	$100.00	7/6/2010 4:21:04 PM
ddog0224	$25.00	$25.00	7/6/2010 4:26:15 PM
SNH	$75.00	$75.00	7/6/2010 4:22:22 PM
discrete-asset	$25.00	$25.00	7/6/2010 4:22:58 PM
qtmspin	$25.00	$25.00	7/6/2010 4:23:05 PM
ichibon	$75.00	$75.00	7/6/2010 4:27:54 PM
hookUup	$25.00	$25.00	7/6/2010 4:28:32 PM
dontscrewmeover1	$25.00	$25.00	7/6/2010 4:31:08 PM
Algaes	$50.00	$50.00	7/6/2010 4:26:26 PM
Supernick	$50.00	$50.00	7/6/2010 4:26:52 PM
Phantom99	$25.00	$25.00	7/6/2010 4:35:42 PM
hrubinst	$25.00	$25.00	7/6/2010 4:27:37 PM
potatoepicker	$50.00	$50.00	7/6/2010 4:33:04 PM
j2ee	$25.00	$25.00	7/6/2010 4:34:58 PM
overflowinglife	$25.00	$25.00	7/6/2010 4:35:08 PM
Jassi	$25.00	$25.00	7/6/2010 4:35:49 PM
meux99	$25.00	$25.00	7/6/2010 4:31:37 PM
Cai8899	$75.00	$75.00	7/6/2010 4:31:42 PM
flexible-value	$28.00	$28.00	7/6/2010 4:32:31 PM
credit-investor5	$100.00	$100.00	7/6/2010 4:32:37 PM
serpentine	$50.00	$50.00	7/6/2010 4:33:55 PM
Vreet	$50.00	$17.00	7/6/2010 4:37:27 PM
riproaringrapids	$25.00	$25.00	7/6/2010 4:21:51 PM
Slend49	$25.00	$25.00	7/6/2010 4:23:27 PM
SCTrojangirl	$25.00	$25.00	7/6/2010 4:19:39 PM
moneyfriend	$50.00	$50.00	7/6/2010 4:20:24 PM
clean-loyalty	$25.00	$25.00	7/6/2010 4:20:35 PM
SimpleChoice	$25.00	$25.00	7/6/2010 4:21:19 PM
nickel-ferret	$25.00	$25.00	7/6/2010 4:26:42 PM
bid-czar8	$100.00	$100.00	7/6/2010 4:19:55 PM
meenan	$25.00	$25.00	7/6/2010 4:20:10 PM
brightest-affluence-motivator	$100.00	$100.00	7/6/2010 4:29:27 PM
harty	$60.00	$60.00	7/6/2010 4:21:44 PM
tech310	$50.00	$50.00	7/6/2010 4:22:52 PM
delicious-social132	$35.00	$35.00	7/6/2010 4:23:20 PM
Pulchritudinous	$25.00	$25.00	7/6/2010 4:28:13 PM
kind-unassuming-fund	$25.00	$25.00	7/6/2010 4:29:08 PM
GElender	$50.00	$50.00	7/6/2010 4:24:40 PM
Havana21	$25.00	$25.00	7/6/2010 4:25:47 PM
julijask	$25.00	$25.00	7/6/2010 4:31:59 PM
DrMoneyBags	$25.00	$25.00	7/6/2010 4:27:17 PM
Gnube	$25.00	$25.00	7/6/2010 4:36:54 PM
DonaldColorado	$25.00	$25.00	7/6/2010 4:36:57 PM
alexstar	$25.00	$25.00	7/6/2010 4:34:19 PM
zielojo	$25.00	$25.00	7/6/2010 4:32:28 PM
wwwUniversal	$25.00	$25.00	7/6/2010 4:41:15 PM
64 bids
Borrower Payment Dependent Notes Series 462955
This series of Notes was issued and sold upon the funding of the borrower loan #43447, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%	Auction start date:	Jun-18-2010
				Auction end date:	Jun-25-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56
Final lender yield:	32.84%	Final borrower rate/APR:	33.84% / 36.28%	Final monthly payment:	$200.62

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.94%
Lender servicing fee:	1.00%	Estimated return:	11.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1984	Debt/Income ratio:	Not calculated
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 3	Length of status:	10y 5m
Credit score:	620-639 (May-2010)	Total credit lines:	12	Occupation:	Truck Driver
Now delinquent:	0	Revolving credit balance:	$2,721	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	84%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	ILWTC	Borrower's state:	Georgia	Borrower's group:	1 4 Auto Homes Trucking related borrowing & lending
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	620-639 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	660-679 (Nov-2006) 600-619 (Oct-2006)
Principal balance:	$0.03	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Business expansion

I have successfully paid off my first loan with prosper. This should prove to those who wish to lend to me to expand my business operation and to continue to improve my credit rating that I am responsible and trustworthy.
I am requesting your help a second time so that?I may expand my business operation and to continue to improve my credit rating.?

Please feel free to make any comments?or give any suggestions for expanding my business operation and for?improving my credit rating.

Happy bidding.

Thanks
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hello, what is your business (trucking?) and can you explain the public record? Thanks. - 113121
A: I am self-employed as a Independent Contractor. I provide courier services. I am seeking ways to start my own courier business. Concerning the public record, I went through a financial hardship about 10 years ago. I had to file chapter 13th. Since the chapter 13th, I have been able to meet my monthly financial obligations each month. I hope you will support me in my new endeavor. Thanks (Jun-22-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

alexgalt	$100.00	$100.00	6/18/2010 4:41:43 PM
jhouman	$25.00	$25.00	6/22/2010 8:20:55 AM
jhouman	$25.00	$25.00	6/23/2010 6:09:47 AM
realtormoises	$25.00	$25.00	6/23/2010 9:31:54 AM
UCLA4life	$25.00	$25.00	6/23/2010 4:37:10 PM
P2InvestorSolutions	$25.00	$25.00	6/24/2010 9:46:41 AM
Leshan	$100.00	$100.00	6/24/2010 2:19:22 PM
Aberdeen	$400.00	$400.00	6/25/2010 2:00:00 AM
autumn_leaves	$25.00	$25.00	6/25/2010 8:25:46 AM
IASKGOD	$25.00	$25.00	6/25/2010 8:49:18 AM
Miklot	$70.00	$70.00	6/25/2010 9:10:43 AM
Kash2010lu	$35.00	$35.00	6/25/2010 9:28:14 AM
lucrative-loan	$41.41	$41.41	6/24/2010 9:49:13 PM
nodebt2012	$25.00	$25.00	6/24/2010 10:19:06 PM
five-star-note	$50.00	$50.00	6/25/2010 1:59:57 AM
Aberdeen	$400.00	$400.00	6/25/2010 1:59:56 AM
Legally_Blonde	$34.41	$34.41	6/25/2010 6:10:40 AM
Mikale360	$25.00	$25.00	6/25/2010 6:40:22 AM
ZOOOM	$25.00	$25.00	6/25/2010 6:49:28 AM
EretzCapital	$50.00	$50.00	6/25/2010 11:52:37 AM
ore-dojo	$25.00	$25.00	6/25/2010 12:50:08 PM
Rip128	$200.00	$200.00	6/25/2010 2:09:46 PM
trumpeter5	$25.00	$25.00	6/25/2010 3:25:38 PM
jep7070	$50.00	$50.00	6/25/2010 4:02:16 PM
AtlantistoXanadu	$50.00	$50.00	6/25/2010 4:14:11 PM
Jeffro123456	$49.55	$49.55	6/25/2010 1:34:02 PM
kenang1	$25.00	$25.00	6/25/2010 1:05:45 PM
Starfin-Capital-Management	$77.15	$77.15	6/25/2010 2:48:21 PM
frugalinvestor20	$25.00	$25.00	6/18/2010 4:41:54 PM
MoneyForNothing	$27.26	$27.26	6/18/2010 8:55:16 PM
icanhasloanz	$100.00	$100.00	6/21/2010 2:27:22 AM
return-grizzly	$100.00	$100.00	6/20/2010 9:23:18 PM
Kash2010lu	$50.00	$50.00	6/24/2010 11:19:57 AM
skaught	$25.00	$25.00	6/24/2010 7:16:37 PM
unger	$100.00	$100.00	6/25/2010 1:57:56 AM
Rip128	$25.00	$25.00	6/25/2010 7:39:12 AM
YurshotCapital	$25.00	$25.00	6/24/2010 8:18:53 PM
chameleon125	$75.00	$75.00	6/25/2010 8:40:20 AM
YoungTaxMan	$1,000.00	$1,000.00	6/24/2010 9:11:48 PM
gadget7	$25.96	$25.96	6/25/2010 5:15:06 AM
NekHoldings	$25.00	$25.00	6/25/2010 5:18:10 AM
martymaniaman	$25.00	$25.00	6/25/2010 6:26:49 AM
FarmersBank	$27.78	$27.78	6/25/2010 6:33:52 AM
JJ-Loans	$75.00	$75.00	6/25/2010 7:18:31 AM
marwadi-62	$100.00	$100.00	6/25/2010 11:58:15 AM
doopers	$25.00	$25.00	6/25/2010 12:21:51 PM
principal-laser	$65.00	$65.00	6/25/2010 8:13:54 AM
wlm3012	$25.00	$25.00	6/25/2010 8:49:19 AM
Whipster	$25.00	$11.96	6/25/2010 1:17:17 PM
dammage	$25.00	$25.00	6/25/2010 1:33:59 PM
BrighterSuns	$25.00	$25.00	6/25/2010 9:12:40 AM
awesome-silver	$190.00	$190.00	6/25/2010 2:10:18 PM
PeePaw	$25.00	$25.00	6/25/2010 2:52:08 PM
anything-but-ordinary	$25.00	$25.00	6/25/2010 2:59:21 PM
SolarMoonshine	$25.00	$25.00	6/25/2010 9:51:15 AM
RugbyFan	$25.00	$25.00	6/25/2010 10:22:53 AM
Feyenoord	$44.52	$44.52	6/25/2010 10:54:00 AM
P2InvestorSolutions	$25.00	$25.00	6/25/2010 11:12:47 AM
vigilance-searcher	$25.00	$25.00	6/25/2010 11:47:17 AM
Bob450	$40.00	$40.00	6/25/2010 12:28:45 PM
credit-coach118	$35.00	$35.00	6/25/2010 3:40:09 PM
61 bids
Borrower Payment Dependent Notes Series 463021
This series of Notes was issued and sold upon the funding of the borrower loan #43429, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Jun-18-2010
				Auction end date:	Jun-25-2010

Starting lender yield:	6.10%	Starting borrower rate/APR:	7.10% / 7.44%	Starting monthly payment:	$61.85
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$61.85

Auction yield range:	2.98% - 6.10%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1995	Debt/Income ratio:	31%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Retired
Enhanced (1-5):	5	Current / open credit lines:	22 / 20	Length of status:	5y 11m
Credit score:	760-779 (Jun-2010)	Total credit lines:	42	Stated income:	$50,000-$74,999
Now delinquent:	0	Revolving credit balance:	$17,491
Amount delinquent:	$0	Bankcard utilization:	57%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	steelersfan12	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	760-779 (Latest)
Principal borrowed:	$12,000.00	< 31 days late:	0 ( 0% )	680-699 (Aug-2008)
Principal balance:	$5,773.40	31+ days late:	0 ( 0% )
Total payments billed:	21
Description
used vehicle for my son
Purpose of loan:
This loan will be used to?purchase a used vehicle for my son for?transportation too and from work, he has shown himself to be responsible and?I feel at this time he will continue to be responsible and understand the responsibility this brings in owning your own vehicle..?

My financial situation:
I am a good candidate for this loan because??I currently have a loan with Prosper and have been on time and current with my loan, my credit scored has improved with my first loan.?I recently retuned to work after my retirement and my income now is in the area of 71,000 this is including my pension from my retirement from law enforcement.
I?will honor this loan just like i have been with my current loan.Thank you.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

meenan	$25.00	$25.00	6/18/2010 4:31:26 PM
dontscrewmeover1	$25.00	$25.00	6/18/2010 4:31:46 PM
SNH	$50.00	$50.00	6/18/2010 4:31:13 PM
flexible-value	$28.00	$28.00	6/18/2010 4:31:43 PM
alpinaut	$25.00	$25.00	6/18/2010 4:32:58 PM
generous-deal6	$25.00	$25.00	6/18/2010 4:33:12 PM
klinebarger	$25.00	$25.00	6/18/2010 4:33:45 PM
power-defender7	$40.00	$40.00	6/18/2010 4:33:54 PM
orgy63	$25.00	$25.00	6/18/2010 4:31:05 PM
treasure-hunter270	$25.00	$25.00	6/18/2010 4:31:14 PM
mlopez2007	$25.00	$25.00	6/18/2010 4:31:19 PM
cwegert	$25.00	$25.00	6/19/2010 1:27:54 PM
SOBRO-FINANCE	$25.00	$25.00	6/19/2010 8:04:55 PM
cloud8	$40.00	$40.00	6/19/2010 10:40:29 PM
letsbank	$30.00	$30.00	6/20/2010 9:15:16 PM
Tc11902	$50.00	$50.00	6/22/2010 12:54:28 PM
heerzaquestion	$25.00	$25.00	6/22/2010 3:44:31 PM
LSAR	$25.00	$25.00	6/23/2010 7:07:11 PM
tomjac2000	$25.00	$25.00	6/23/2010 8:47:08 PM
famous-marketplace9	$50.00	$50.00	6/23/2010 5:03:31 PM
1phantom	$37.71	$37.71	6/24/2010 5:02:12 AM
squarebob	$25.00	$25.00	6/24/2010 10:56:17 AM
martymaniaman	$44.97	$44.97	6/24/2010 11:18:46 AM
CharliesHobbies	$25.00	$25.00	6/25/2010 9:59:21 AM
wild-orange	$25.00	$25.00	6/25/2010 4:27:31 PM
FundMaker	$30.00	$30.00	6/25/2010 11:12:56 AM
glc527	$25.00	$25.00	6/25/2010 11:53:47 AM
LawyerLoan	$25.00	$25.00	6/25/2010 1:49:36 PM
tntmojave	$25.00	$25.00	6/18/2010 4:31:36 PM
figs4u2	$80.00	$80.00	6/18/2010 4:31:44 PM
Havana21	$25.00	$25.00	6/18/2010 4:33:15 PM
impressive-credit431	$200.00	$200.00	6/18/2010 4:34:03 PM
pavelz	$100.00	$70.40	6/18/2010 4:34:08 PM
fortytwo	$100.00	$100.00	6/18/2010 4:38:10 PM
american6	$50.00	$50.00	6/18/2010 4:31:33 PM
lagnisiruk	$25.00	$25.00	6/18/2010 4:33:29 PM
alexstar	$25.00	$25.00	6/18/2010 4:31:25 PM
interest-jedi0	$50.00	$50.00	6/18/2010 4:31:30 PM
wwwUniversal	$25.00	$25.00	6/18/2010 4:36:06 PM
skvat	$25.00	$25.00	6/18/2010 4:33:07 PM
oskizzle	$25.00	$25.00	6/18/2010 4:33:30 PM
rubb0006	$98.92	$98.92	6/19/2010 6:06:23 AM
JB2006	$25.00	$25.00	6/19/2010 10:09:51 PM
julijask	$35.00	$35.00	6/21/2010 8:56:47 AM
wonderous-power	$25.00	$25.00	6/21/2010 4:15:59 AM
buukyak	$25.00	$25.00	6/22/2010 4:41:11 PM
giovani	$25.00	$25.00	6/23/2010 4:23:16 PM
blLending	$25.00	$25.00	6/24/2010 11:02:51 AM
Bodyboard	$25.00	$25.00	6/24/2010 6:02:19 PM
julijask	$35.00	$35.00	6/24/2010 4:36:37 PM
ingenious-order783	$25.00	$25.00	6/25/2010 8:11:23 AM
Lo0se_mo0se	$25.00	$25.00	6/25/2010 1:19:47 PM
BipedalHominid	$25.00	$25.00	6/25/2010 3:15:19 PM
UCSBGAUCHOS	$30.00	$30.00	6/25/2010 3:57:30 PM
54 bids
Borrower Payment Dependent Notes Series 463747
This series of Notes was issued and sold upon the funding of the borrower loan #43438, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-23-2010
				Auction end date:	Jun-30-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$191.36
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$191.36

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1989	Debt/Income ratio:	37%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	12 / 11	Length of status:	1y 6m
Credit score:	740-759 (Jun-2010)	Total credit lines:	33	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$29,636	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	55%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	progressive-dough	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need money for materials of paint
Purpose of loan:
This loan will be used?to purchase materials for a large paint contract I have secured, have to purchase matrials up front, loan will be paid back within 45 days?

My financial situation:
I am a good candidate for this loan because i have good credit and as stated I will have loan paid back quickly.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

orgy63	$25.00	$25.00	6/23/2010 4:12:13 PM
bountiful-durability	$100.00	$100.00	6/23/2010 4:13:27 PM
Winsten	$50.00	$50.00	6/23/2010 4:21:13 PM
orderly-loot	$25.00	$25.00	6/23/2010 4:11:27 PM
nanda	$25.00	$25.00	6/23/2010 4:26:17 PM
Havana21	$25.00	$25.00	6/23/2010 4:14:48 PM
SNH	$50.00	$50.00	6/23/2010 4:16:49 PM
the-transaction-stronghold	$25.00	$25.00	6/23/2010 4:17:27 PM
successful-euro	$50.00	$50.00	6/23/2010 4:18:08 PM
studious-bonus7	$50.00	$50.00	6/23/2010 4:18:54 PM
personal-lender	$25.00	$25.00	6/23/2010 4:19:30 PM
yield-seeker	$25.00	$25.00	6/23/2010 4:19:36 PM
benefit-dreams	$50.00	$50.00	6/23/2010 8:11:09 PM
Rogesparkguy	$25.00	$25.00	6/23/2010 8:54:35 PM
head	$25.00	$25.00	6/23/2010 4:23:50 PM
fareast_man	$25.00	$25.00	6/23/2010 4:26:26 PM
gracej	$25.00	$25.00	6/24/2010 7:20:19 AM
Artist_Blue	$25.00	$25.00	6/24/2010 9:12:45 AM
shrewd-truth1	$25.00	$25.00	6/24/2010 9:13:03 AM
wise-spiritual-commitment	$50.00	$50.00	6/24/2010 9:13:11 AM
SDNLR	$25.00	$25.00	6/24/2010 9:49:53 AM
Dreams4Cash	$25.00	$25.00	6/24/2010 9:51:06 AM
Aimvest	$25.00	$25.00	6/24/2010 9:55:40 AM
a-finance-nirvana	$25.00	$25.00	6/24/2010 10:25:53 AM
peb44	$39.83	$39.83	6/24/2010 7:20:20 AM
first-upright-payout	$25.00	$25.00	6/24/2010 11:47:09 AM
awm	$39.97	$39.97	6/24/2010 12:00:56 PM
velocity-warrior	$50.00	$50.00	6/24/2010 9:13:01 AM
cash-spark3	$25.00	$25.00	6/24/2010 9:13:16 AM
platinum-sorcerer6	$50.00	$50.00	6/24/2010 9:13:20 AM
flexible-return297	$25.00	$25.00	6/24/2010 9:13:23 AM
arcangel72	$25.00	$25.00	6/24/2010 9:12:46 AM
visionary-community	$25.00	$25.00	6/24/2010 9:13:07 AM
balanced-bill7	$100.00	$100.00	6/24/2010 9:13:17 AM
uncleegg	$30.12	$30.12	6/24/2010 1:05:53 PM
dreammachine	$50.00	$50.00	6/24/2010 9:13:43 AM
successful-agreement7	$50.00	$50.00	6/24/2010 2:25:18 PM
enriching-fund4	$35.00	$35.00	6/24/2010 9:42:51 AM
anything-but-ordinary	$25.00	$25.00	6/24/2010 9:44:15 AM
Dap2005	$25.00	$25.00	6/24/2010 9:55:45 AM
bchen78875	$25.00	$25.00	6/24/2010 9:56:56 AM
j2ee	$25.00	$25.00	6/24/2010 11:54:44 AM
FCI	$25.00	$25.00	6/24/2010 2:34:52 PM
markluke	$50.00	$50.00	6/24/2010 2:19:54 PM
logical-loyalty0	$25.00	$25.00	6/24/2010 2:54:24 PM
Max8319	$25.00	$25.00	6/24/2010 7:24:36 PM
loan-kung-fu	$25.00	$25.00	6/24/2010 9:22:39 PM
get30inc	$25.00	$25.00	6/24/2010 9:59:49 PM
pound-lightning	$50.00	$50.00	6/25/2010 12:39:42 PM
m3498	$25.00	$25.00	6/25/2010 9:36:07 AM
Tradesmanlender	$25.00	$25.00	6/25/2010 9:37:44 AM
SimpleChoice	$25.00	$25.00	6/25/2010 9:37:52 AM
overflowinglife	$25.00	$25.00	6/25/2010 9:39:23 AM
ddibernardo	$25.00	$25.00	6/25/2010 12:19:40 PM
boogles72	$50.00	$50.00	6/25/2010 1:46:02 PM
SummaCapital	$50.00	$50.00	6/26/2010 9:24:38 AM
miq3263827	$25.00	$25.00	6/28/2010 5:18:30 AM
felicity-loyalist0	$25.00	$25.00	6/27/2010 2:45:55 PM
thorough-exchange4	$25.00	$25.00	6/27/2010 8:39:39 PM
balance6	$25.00	$25.00	6/28/2010 11:15:42 AM
supergiant3	$50.00	$50.00	6/28/2010 11:26:03 AM
mmckune	$25.00	$25.00	6/28/2010 11:15:33 AM
jstnow	$25.00	$25.00	6/28/2010 4:29:35 PM
svandgts	$25.00	$25.00	6/28/2010 4:26:20 PM
bid-treaty	$50.00	$50.00	6/28/2010 4:11:46 PM
zaxsan	$25.00	$25.00	6/28/2010 6:29:33 PM
LenderByDay	$25.00	$25.00	6/28/2010 6:29:46 PM
stilleto8	$50.00	$50.00	6/28/2010 7:49:48 PM
outtahoth2o	$50.00	$50.00	6/29/2010 12:06:04 AM
orange-preeminant-bill	$100.00	$100.00	6/29/2010 3:24:42 AM
HarrisonHome	$25.00	$25.00	6/29/2010 8:04:33 AM
don8ter	$25.00	$25.00	6/29/2010 7:06:49 AM
pioneer580	$100.00	$100.00	6/29/2010 7:35:03 AM
flexible-value	$26.00	$26.00	6/29/2010 8:04:56 AM
lcole32	$25.00	$25.00	6/29/2010 9:35:10 AM
Onesiphorus	$25.00	$25.00	6/29/2010 10:00:19 AM
bruin558	$41.79	$41.79	6/29/2010 10:00:13 AM
brightest-breathtaking-finance	$100.00	$100.00	6/29/2010 9:34:41 AM
intuitive-bill	$25.00	$25.00	6/29/2010 12:41:19 PM
eloquent-bill6	$50.00	$50.00	6/29/2010 10:14:00 AM
DasMula	$25.00	$25.00	6/29/2010 8:29:49 PM
JerryB96	$25.00	$25.00	6/29/2010 8:59:20 PM
edsmoney	$100.00	$100.00	6/30/2010 8:02:44 AM
ethicalhumanist	$25.00	$25.00	6/30/2010 11:55:12 AM
hrubinst	$25.00	$25.00	6/23/2010 4:19:03 PM
american6	$25.00	$25.00	6/23/2010 4:19:16 PM
syounker	$25.00	$25.00	6/23/2010 4:20:20 PM
enthralling-deal180	$100.00	$100.00	6/23/2010 4:20:45 PM
ichibon	$75.00	$75.00	6/23/2010 4:24:49 PM
riproaringrapids	$25.00	$25.00	6/23/2010 4:11:21 PM
Breakfast_Gypsy	$25.00	$25.00	6/23/2010 4:25:46 PM
muzicman	$50.00	$50.00	6/23/2010 4:25:52 PM
Avala	$50.00	$50.00	6/23/2010 4:19:09 PM
purposeful-benefit5	$25.00	$25.00	6/23/2010 5:50:13 PM
treasure-hunter270	$25.00	$25.00	6/23/2010 4:19:20 PM
radforj22	$25.00	$25.00	6/23/2010 4:20:56 PM
ommcd	$25.00	$25.00	6/23/2010 4:24:09 PM
rescue	$50.00	$50.00	6/24/2010 9:11:17 AM
blackstar	$25.00	$25.00	6/24/2010 9:12:48 AM
generous-deal6	$25.00	$25.00	6/24/2010 9:13:05 AM
ddog0224	$25.00	$25.00	6/24/2010 9:13:13 AM
boater01	$31.30	$31.30	6/24/2010 10:13:16 AM
jethro	$25.00	$25.00	6/24/2010 10:29:40 AM
famous-bill	$50.00	$50.00	6/24/2010 7:20:18 AM
Comoparklender	$30.00	$30.00	6/24/2010 8:30:30 AM
dave601m	$25.00	$25.00	6/24/2010 11:54:42 AM
impressive-credit431	$200.00	$200.00	6/24/2010 9:12:58 AM
enthusiastic-balance5	$63.73	$63.73	6/24/2010 9:13:15 AM
jdrez	$25.00	$25.00	6/24/2010 9:13:18 AM
loot-heart	$50.00	$50.00	6/24/2010 9:13:21 AM
chestnut4	$25.00	$25.00	6/24/2010 9:13:09 AM
new-return-faire	$50.00	$50.00	6/24/2010 9:13:25 AM
britsys	$50.00	$50.00	6/24/2010 9:42:10 AM
sanych	$50.00	$50.00	6/24/2010 9:55:59 AM
bowdish1	$45.55	$45.55	6/24/2010 10:09:57 AM
reflective-rupee	$25.00	$25.00	6/24/2010 10:20:30 AM
treasure-bliss	$52.26	$52.26	6/24/2010 10:23:50 AM
trade-structure	$25.00	$25.00	6/24/2010 10:25:50 AM
life-is-great	$25.00	$25.00	6/24/2010 10:39:48 AM
StanSpade	$50.00	$50.00	6/24/2010 11:04:45 AM
thefiringzod	$25.00	$25.00	6/24/2010 11:54:43 AM
cathexis	$50.00	$50.00	6/24/2010 1:20:58 PM
GatorBux	$41.57	$41.57	6/24/2010 1:45:52 PM
JohnW12	$25.00	$25.00	6/24/2010 2:14:59 PM
gentle-gold	$25.00	$25.00	6/24/2010 2:19:55 PM
What-goes-around-comes-around	$25.00	$25.00	6/25/2010 5:09:41 AM
capital-mover7	$50.00	$50.00	6/24/2010 8:39:42 PM
SCTrojangirl	$25.00	$25.00	6/25/2010 11:05:07 AM
trustworthy-fairness	$50.00	$50.00	6/26/2010 4:59:38 AM
cingular	$25.00	$25.00	6/25/2010 9:34:54 PM
bid-czar8	$100.00	$100.00	6/26/2010 9:55:27 AM
Clambake	$31.63	$31.63	6/26/2010 11:30:18 PM
mpactlender	$25.00	$25.00	6/27/2010 6:54:48 AM
1800porsche	$25.00	$25.00	6/26/2010 2:39:46 PM
exciting-responsibility3	$25.00	$25.00	6/26/2010 4:15:24 PM
kmr2	$25.00	$25.00	6/26/2010 7:10:39 PM
vutah	$25.00	$25.00	6/27/2010 2:21:32 PM
BEARS2FL	$25.00	$25.00	6/27/2010 5:33:20 AM
durability-bandit1	$50.00	$50.00	6/28/2010 9:34:45 AM
asset-trumpeter	$50.00	$50.00	6/28/2010 10:56:05 AM
mikeandcat	$50.00	$50.00	6/28/2010 1:14:32 PM
Panna	$25.00	$25.00	6/28/2010 11:43:10 AM
hythum3	$50.00	$50.00	6/28/2010 2:40:34 PM
IIP77	$25.00	$25.00	6/28/2010 5:11:17 PM
the-silver-blaster	$40.00	$40.00	6/28/2010 5:12:41 PM
zone6	$100.00	$100.00	6/28/2010 7:20:58 PM
DadWarbucks	$25.00	$25.00	6/29/2010 12:05:34 AM
KiwiElf	$25.00	$25.00	6/28/2010 11:51:54 PM
Cai8899	$50.00	$50.00	6/29/2010 5:54:37 AM
ecstatic-platinum7	$25.00	$25.00	6/29/2010 9:53:02 AM
biobulator	$25.00	$25.00	6/29/2010 10:00:38 AM
blue-useful-auction	$25.00	$1.25	6/29/2010 10:22:54 AM
flwah	$25.00	$25.00	6/29/2010 10:00:35 AM
Trinkaloki	$25.00	$25.00	6/29/2010 10:00:51 AM
shrewd-income	$100.00	$100.00	6/29/2010 1:24:57 PM
captkenr	$50.00	$50.00	6/30/2010 8:08:05 AM
wwwUniversal	$25.00	$25.00	6/30/2010 3:40:12 PM
157 bids
Borrower Payment Dependent Notes Series 464065
This series of Notes was issued and sold upon the funding of the borrower loan #43432, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Jun-25-2010
				Auction end date:	Jul-02-2010

Starting lender yield:	12.24%	Starting borrower rate/APR:	14.24% / 14.59%	Starting monthly payment:	$222.91
Final lender yield:	10.05%	Final borrower rate/APR:	12.05% / 12.40%	Final monthly payment:	$216.05

Auction yield range:	2.98% - 12.24%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1996	Debt/Income ratio:	7%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 5	Length of status:	28y 5m
Credit score:	800-819 (Jun-2010)	Total credit lines:	13	Occupation:	Skilled Labor
Now delinquent:	1	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	caring-reward	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Expenses On Truck
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

lazyeye	$25.00	$25.00	6/25/2010 4:56:50 PM
worthy-bid8	$300.00	$300.00	6/25/2010 4:59:51 PM
Palmetto	$25.00	$25.00	6/25/2010 4:56:53 PM
stockpiler079	$25.00	$25.00	6/25/2010 4:57:56 PM
bradfid	$50.00	$50.00	6/25/2010 4:58:02 PM
top-courteous-peso	$100.00	$100.00	6/25/2010 5:07:41 PM
seattle	$25.00	$25.00	6/25/2010 4:59:48 PM
income-fortress	$25.00	$25.00	6/25/2010 5:04:20 PM
revenue-glider9	$75.00	$75.00	6/25/2010 5:05:59 PM
Rustang	$50.00	$50.00	6/25/2010 5:05:55 PM
spencer14883	$25.00	$25.00	6/25/2010 5:07:06 PM
LSAR	$25.00	$25.00	6/25/2010 5:15:13 PM
CIC	$25.00	$25.00	6/26/2010 7:13:33 AM
intelligent-yield	$25.00	$25.00	6/25/2010 11:10:09 PM
otalon	$25.00	$25.00	6/26/2010 2:20:11 PM
gsp1885	$27.00	$27.00	6/28/2010 1:39:59 PM
lanlie	$1,746.26	$1,706.43	6/28/2010 5:00:12 PM
KWarrior	$25.00	$25.00	6/28/2010 5:13:44 PM
discrete-asset	$25.00	$25.00	6/29/2010 12:16:10 AM
minista	$25.00	$25.00	6/29/2010 12:30:14 AM
munnu	$25.00	$25.00	6/28/2010 11:35:00 PM
principal-bull	$25.00	$25.00	6/29/2010 6:46:16 AM
tender-integrity3	$50.00	$50.00	6/29/2010 7:03:42 AM
wwwUniversal	$25.00	$25.00	6/29/2010 6:46:18 AM
MonopolyDred	$42.20	$42.20	6/29/2010 9:04:17 AM
hidavehi	$25.55	$25.55	6/29/2010 5:15:59 PM
Sumach	$25.00	$25.00	6/29/2010 7:00:08 PM
reflective-rupee	$25.00	$25.00	6/29/2010 8:47:42 PM
sentry256	$25.00	$25.00	6/29/2010 11:21:07 PM
phaded	$25.00	$25.00	7/1/2010 3:55:05 AM
JUDAHiNVESTMENTGROUP	$25.00	$25.00	7/1/2010 8:15:13 AM
STAN7366	$100.00	$100.00	7/1/2010 10:02:48 AM
Jinja	$35.00	$35.00	7/1/2010 8:15:03 AM
GrayStudio	$50.00	$50.00	7/1/2010 11:30:32 AM
rsd4444	$25.00	$25.00	7/1/2010 12:34:47 PM
dontletmoneyfoolya	$50.00	$50.00	7/1/2010 4:10:36 PM
emmeyP	$25.00	$25.00	7/1/2010 6:59:02 PM
PurplePonchoMan	$25.00	$25.00	7/1/2010 6:11:04 PM
grampy48	$25.00	$25.00	7/2/2010 7:24:09 AM
felicity-daydream	$88.41	$88.41	7/2/2010 7:26:07 AM
lucrative-coin	$100.00	$100.00	7/2/2010 9:51:23 AM
wojo	$25.00	$25.00	7/2/2010 5:47:48 AM
shrewd-income	$100.00	$100.00	7/2/2010 2:03:07 PM
1stAmericanCapital	$25.00	$25.00	7/2/2010 9:37:34 AM
pumatrap	$25.00	$25.00	7/2/2010 12:34:57 PM
Washington_Loan	$25.00	$25.00	7/2/2010 3:36:47 PM
Pu239	$60.00	$60.00	7/2/2010 10:52:48 AM
Leshan	$25.00	$25.00	7/2/2010 3:05:17 PM
stuy1998	$28.48	$28.48	7/2/2010 3:17:27 PM
wealthydc	$25.00	$25.00	7/2/2010 3:52:55 PM
icon7	$50.00	$50.00	7/2/2010 3:58:31 PM
patriot384	$53.00	$53.00	7/2/2010 3:24:16 PM
radiant-cash0	$25.00	$25.00	7/2/2010 3:28:15 PM
Lo0se_mo0se	$25.00	$25.00	7/2/2010 4:24:06 PM
ready-interest9	$25.00	$25.00	7/2/2010 4:54:56 PM
loanprosper	$25.00	$25.00	6/25/2010 4:56:51 PM
cfarther	$25.00	$25.00	6/25/2010 4:57:01 PM
Rattlehead	$250.00	$250.00	6/25/2010 4:58:07 PM
ZeoInvestments	$25.00	$25.00	6/25/2010 4:59:44 PM
vtpilot00	$50.00	$50.00	6/25/2010 5:19:31 PM
bankdaddy	$25.00	$25.00	6/25/2010 5:05:57 PM
LSAR	$25.00	$25.00	6/25/2010 5:15:05 PM
dontscrewmeover1	$25.00	$25.00	6/28/2010 6:19:32 AM
marinade	$25.00	$25.00	6/28/2010 10:56:08 AM
FinDoc	$25.00	$25.00	6/28/2010 11:44:58 AM
BoughtTheFarm	$25.00	$25.00	6/28/2010 5:13:46 PM
NJournalist	$25.00	$25.00	6/28/2010 6:16:33 PM
ProudGranny	$25.00	$25.00	6/28/2010 9:04:38 PM
Jester8967	$50.00	$50.00	6/28/2010 8:59:21 PM
SpectrumCapital	$75.00	$75.00	6/29/2010 6:46:11 AM
puyanera	$25.00	$25.00	6/29/2010 12:30:10 AM
availableloan	$25.00	$25.00	6/29/2010 7:03:43 AM
first-serene-credit	$25.00	$25.00	6/29/2010 6:46:13 AM
Kessler	$26.00	$26.00	6/29/2010 6:45:24 AM
tokyopete23	$25.00	$25.00	6/29/2010 7:18:43 AM
Rustang	$50.00	$50.00	6/29/2010 12:26:02 PM
bcsmith	$25.00	$25.00	6/29/2010 4:19:25 PM
best-listing-toro	$25.00	$25.00	6/29/2010 7:17:12 PM
curious166	$35.84	$35.84	6/29/2010 11:37:53 PM
Ven58	$25.00	$25.00	6/29/2010 11:25:18 PM
credit-panda1	$25.00	$25.00	6/30/2010 8:45:14 AM
Lender0307	$25.00	$25.00	6/30/2010 9:21:38 AM
LEBO	$25.00	$25.00	6/30/2010 1:59:26 PM
loyalty-czar	$66.67	$66.67	6/30/2010 12:35:55 PM
orange-dollar-guild	$50.00	$50.00	6/30/2010 1:50:13 PM
chibear34	$25.00	$25.00	7/1/2010 4:19:31 AM
duty-gatherer	$25.00	$25.00	7/1/2010 4:36:29 AM
SomebodysMom	$150.00	$150.00	7/1/2010 7:52:32 AM
jey6941	$25.00	$25.00	7/1/2010 11:50:14 AM
Brklyn01	$25.00	$25.00	7/1/2010 2:02:09 PM
fiscal65	$25.00	$25.00	7/1/2010 4:06:38 PM
dogbait	$50.00	$50.00	7/1/2010 5:53:18 PM
shrewd-income	$100.00	$100.00	7/1/2010 8:06:04 PM
jtu55	$25.00	$25.00	7/2/2010 12:11:50 AM
gothampark	$25.00	$25.00	7/1/2010 9:15:44 PM
knowonder	$30.88	$30.88	7/1/2010 9:58:35 PM
BipedalHominid	$25.00	$25.00	7/2/2010 9:58:44 AM
squarebob	$25.00	$25.00	7/2/2010 12:35:25 PM
mpatrick	$50.00	$50.00	7/2/2010 1:16:17 PM
IWANT2HELP	$25.00	$25.00	7/2/2010 11:27:01 AM
rcj1411	$50.00	$50.00	7/2/2010 2:47:43 PM
squarebob	$25.00	$25.00	7/2/2010 12:18:19 PM
merlin981	$28.92	$28.92	7/2/2010 2:56:29 PM
patriot384	$297.00	$297.00	7/2/2010 3:23:33 PM
Grandmahoneybee	$25.00	$25.00	7/2/2010 2:00:28 PM
newest-bountiful-basis	$25.00	$25.00	7/2/2010 3:57:20 PM
leverage-monger	$50.00	$50.00	7/2/2010 3:28:53 PM
koolhandwv	$48.62	$48.62	7/2/2010 4:33:39 PM
leverage-monger	$100.00	$100.00	7/2/2010 4:45:36 PM
mjsk	$25.00	$25.00	7/2/2010 4:35:02 PM
ethicalhumanist	$25.00	$25.00	7/2/2010 4:38:47 PM
111 bids
Borrower Payment Dependent Notes Series 464223
This series of Notes was issued and sold upon the funding of the borrower loan #43335, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$9,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Jun-25-2010
				Auction end date:	Jul-02-2010

Starting lender yield:	8.30%	Starting borrower rate/APR:	9.30% / 9.64%	Starting monthly payment:	$287.46
Final lender yield:	8.30%	Final borrower rate/APR:	9.30% / 9.64%	Final monthly payment:	$287.46

Auction yield range:	2.98% - 8.30%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1990	Debt/Income ratio:	24%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 9	Length of status:	17y 10m
Credit score:	840-859 (Jun-2010)	Total credit lines:	26	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$266	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	fascinating-moola4	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Fence and Painting the House
Purpose of loan:
This loan will be used to?

Fund a new cedar fence with electric gate..and to paint/texture the inside of the house along with a new dishwasher.

My financial situation:
I am a good candidate for this loan because?

I have stable employment for the last 18years and I?have exceptional credit.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

dharma1	$25.00	$25.00	6/25/2010 4:57:20 PM
stilleto8	$25.00	$25.00	6/25/2010 4:58:11 PM
Havana21	$25.00	$25.00	6/25/2010 5:00:14 PM
UT-Longhorn	$25.00	$25.00	6/25/2010 5:01:22 PM
szetowski	$25.00	$25.00	6/25/2010 5:01:27 PM
the-transaction-stronghold	$50.00	$50.00	6/25/2010 5:02:30 PM
orgy63	$25.00	$25.00	6/25/2010 5:02:59 PM
syounker	$25.00	$25.00	6/25/2010 5:04:24 PM
dtrain5	$25.00	$25.00	6/25/2010 5:05:41 PM
commerce-triumph	$25.00	$25.00	6/25/2010 5:05:51 PM
reflective-rupee	$25.00	$25.00	6/25/2010 5:06:14 PM
murren	$25.00	$25.00	6/25/2010 5:06:35 PM
riproaringrapids	$25.00	$25.00	6/25/2010 4:57:15 PM
tender-integrity3	$50.00	$50.00	6/25/2010 4:58:08 PM
emprestador	$25.00	$25.00	6/25/2010 5:25:19 PM
tbrnet	$50.00	$50.00	6/25/2010 4:59:58 PM
personal-lender	$25.00	$25.00	6/25/2010 5:00:38 PM
mrbanker	$48.46	$48.46	6/25/2010 6:04:34 PM
dontscrewmeover1	$25.00	$25.00	6/25/2010 6:44:25 PM
gojackgo	$50.00	$50.00	6/25/2010 5:01:38 PM
jangalt	$72.00	$72.00	6/25/2010 5:02:11 PM
treasure-hunter270	$25.00	$25.00	6/25/2010 5:03:03 PM
Global2010	$50.00	$50.00	6/25/2010 5:02:21 PM
loot-heart	$50.00	$50.00	6/25/2010 5:02:53 PM
inspired-contract9	$50.00	$50.00	6/25/2010 5:04:11 PM
ciccio70	$25.00	$25.00	6/25/2010 10:52:45 PM
Tai	$25.00	$25.00	6/25/2010 10:55:29 PM
TheBestDad	$25.00	$25.00	6/25/2010 11:07:25 PM
Lii4me	$50.00	$50.00	6/25/2010 5:05:34 PM
ray1051	$50.00	$50.00	6/25/2010 5:06:05 PM
bid-czar8	$100.00	$100.00	6/25/2010 5:05:27 PM
life-is-great	$25.00	$25.00	6/25/2010 5:06:18 PM
BaxterEvil	$25.00	$25.00	6/25/2010 5:06:24 PM
baci99	$25.00	$25.00	6/25/2010 11:24:14 PM
bowdish1	$100.00	$100.00	6/25/2010 11:26:48 PM
4XKcWfGvp9kC3ELjo4pL	$25.00	$25.00	6/25/2010 5:06:52 PM
japerk	$25.00	$25.00	6/25/2010 11:36:48 PM
transparency-giant	$37.28	$37.28	6/25/2010 11:37:37 PM
Ivan2007	$25.00	$25.00	6/25/2010 5:06:47 PM
authoritative-capital	$25.00	$25.00	6/25/2010 11:37:44 PM
SCTrojangirl	$25.00	$25.00	6/25/2010 5:08:05 PM
proper-p2p6	$100.00	$100.00	6/25/2010 5:08:10 PM
CAGE-Investments	$50.00	$50.00	6/25/2010 11:39:08 PM
turbospeed	$25.00	$25.00	6/25/2010 5:16:02 PM
dollardave	$100.00	$100.00	6/25/2010 5:59:26 PM
wdove511	$30.00	$30.00	6/25/2010 6:04:32 PM
tech310	$28.21	$28.21	6/25/2010 10:24:48 PM
littlemonkey	$25.00	$25.00	6/25/2010 10:53:28 PM
RG	$26.77	$26.77	6/25/2010 10:53:51 PM
gauss02	$25.00	$25.00	6/25/2010 10:54:46 PM
BeansMan02	$25.00	$25.00	6/25/2010 10:52:06 PM
junctionking	$25.00	$25.00	6/25/2010 10:55:24 PM
otter	$25.00	$25.00	6/25/2010 10:53:03 PM
RedGranite	$25.00	$25.00	6/25/2010 10:53:10 PM
br4444	$25.00	$25.00	6/25/2010 11:07:40 PM
secundus	$25.00	$25.00	6/25/2010 11:08:14 PM
Merganser	$25.00	$25.00	6/25/2010 10:54:48 PM
Jack1966	$25.00	$25.00	6/25/2010 11:10:55 PM
BayShell	$50.00	$50.00	6/25/2010 10:56:56 PM
Walkingcowboy	$25.00	$25.00	6/25/2010 11:12:25 PM
tenny321	$25.00	$25.00	6/25/2010 11:22:22 PM
goldeneye777	$26.05	$26.05	6/25/2010 11:22:46 PM
hawaiiangirl76	$25.00	$25.00	6/25/2010 11:24:12 PM
skvat	$25.00	$25.00	6/25/2010 11:12:28 PM
PittsburghCapital	$25.00	$25.00	6/25/2010 11:21:49 PM
Yankeeeagle	$25.00	$25.00	6/25/2010 11:23:56 PM
toblerone	$31.31	$31.31	6/25/2010 11:24:46 PM
meenan	$25.00	$25.00	6/25/2010 11:27:51 PM
fantastic-openness	$31.45	$31.45	6/25/2010 11:36:51 PM
vigilance-accruer	$25.00	$25.00	6/25/2010 11:35:40 PM
GeorgiaGator	$30.85	$30.85	6/25/2010 11:37:35 PM
stable-money	$25.00	$25.00	6/25/2010 11:39:06 PM
scrappy-bonus2	$25.00	$25.00	6/26/2010 5:09:23 PM
tlam168	$50.00	$50.00	6/26/2010 6:04:53 PM
famous-bill	$50.00	$50.00	6/26/2010 6:04:29 AM
axl163	$25.00	$25.00	6/26/2010 11:37:50 PM
Philosonie	$25.00	$25.00	6/26/2010 11:40:29 PM
heroic-platinum	$25.00	$25.00	6/26/2010 8:39:26 AM
revenue-prospector	$50.00	$50.00	6/27/2010 8:14:47 AM
Stock-Stud	$25.00	$25.00	6/26/2010 1:09:23 PM
alexstar	$25.00	$25.00	6/27/2010 10:26:41 AM
quantumwellguy	$50.00	$50.00	6/27/2010 10:31:20 AM
balance6	$25.00	$25.00	6/27/2010 10:35:00 AM
otalon	$25.00	$25.00	6/26/2010 2:21:01 PM
1800porsche	$25.00	$25.00	6/26/2010 2:39:32 PM
refined-income7	$25.00	$25.00	6/26/2010 4:34:26 PM
moneyfriend	$50.00	$50.00	6/27/2010 1:19:40 PM
rosie777	$40.00	$40.00	6/26/2010 4:49:30 PM
scottssm	$32.00	$32.00	6/26/2010 7:54:57 PM
peso-windmill	$41.13	$41.13	6/26/2010 8:29:26 PM
Picopie	$25.74	$25.74	6/26/2010 11:38:49 PM
PA2LA	$25.00	$25.00	6/26/2010 11:38:00 PM
lancetc	$25.00	$25.00	6/26/2010 11:39:47 PM
FinDoc	$25.00	$25.00	6/26/2010 11:39:29 PM
bchen78875	$32.41	$32.41	6/26/2010 11:42:00 PM
samo102us	$25.00	$25.00	6/27/2010 4:34:52 PM
MAJESTIC5	$29.11	$29.11	6/26/2010 11:45:30 PM
RandyL3	$25.00	$25.00	6/26/2010 11:45:46 PM
Goodthing	$25.00	$25.00	6/26/2010 11:51:09 PM
TrustOne	$50.00	$50.00	6/27/2010 1:59:43 AM
ProfPC	$25.00	$25.00	6/27/2010 6:21:44 AM
liberty-destiny3	$25.00	$25.00	6/27/2010 6:19:23 PM
Jassi	$25.00	$25.00	6/27/2010 10:26:15 AM
dbs	$25.00	$25.00	6/27/2010 9:20:14 PM
surfhoss644	$50.00	$50.00	6/28/2010 5:54:43 AM
head	$25.00	$25.00	6/28/2010 5:55:37 AM
octoberfresh	$25.00	$25.00	6/28/2010 7:00:10 AM
JGB	$100.00	$100.00	6/27/2010 5:00:32 PM
ITS-A-WONDERFUL-LIFE	$25.00	$25.00	6/28/2010 9:45:15 AM
money-surge1	$25.00	$25.00	6/28/2010 9:45:24 AM
ijspence	$25.00	$25.00	6/28/2010 9:47:35 AM
quirky	$25.00	$25.00	6/28/2010 5:54:48 AM
red-trade-cologne	$25.00	$25.00	6/28/2010 5:54:53 AM
achillesa	$25.00	$25.00	6/28/2010 5:54:54 AM
briphi	$100.00	$100.00	6/28/2010 5:54:55 AM
money-bauble	$75.00	$75.00	6/28/2010 5:55:11 AM
orindalender	$50.00	$50.00	6/28/2010 6:40:43 AM
SCD	$25.00	$25.00	6/28/2010 10:42:41 AM
Bank_Of_XL	$50.00	$50.00	6/28/2010 9:06:16 AM
bds9646	$26.00	$26.00	6/28/2010 9:36:03 AM
comtnlover	$25.00	$25.00	6/28/2010 9:45:10 AM
bright-balance	$25.00	$25.00	6/28/2010 9:45:17 AM
mgking007	$25.00	$25.00	6/28/2010 9:34:54 AM
mwfarmkid	$50.00	$50.00	6/28/2010 9:45:08 AM
love_what_you_do	$25.00	$25.00	6/28/2010 9:45:18 AM
Kelor99	$25.00	$25.00	6/28/2010 12:34:11 PM
gsp1885	$27.00	$27.00	6/28/2010 1:41:07 PM
UncleSafety	$50.00	$50.00	6/28/2010 3:54:45 PM
zippy-revenue8	$25.00	$25.00	6/28/2010 7:30:39 PM
kgeezy	$25.00	$25.00	6/29/2010 7:06:27 AM
bannybucks	$25.00	$25.00	6/30/2010 4:24:14 PM
stemper	$50.00	$50.00	6/30/2010 6:41:14 PM
Barky52	$25.00	$25.00	7/1/2010 5:59:17 AM
Lender0307	$25.00	$25.00	6/30/2010 11:08:17 PM
Ven58	$25.00	$25.00	7/1/2010 11:36:17 AM
interstellar	$50.00	$50.00	7/1/2010 11:56:03 AM
elevated-finance	$30.53	$30.53	7/1/2010 4:18:19 PM
Charmart	$25.00	$25.00	7/2/2010 3:07:39 AM
MonopolyDred	$25.95	$25.95	7/2/2010 3:48:33 AM
PurplePonchoMan	$25.00	$25.00	7/2/2010 9:09:28 AM
BlessedEveryDay	$25.00	$25.00	7/2/2010 3:18:30 PM
gilbrear	$25.00	$25.00	7/2/2010 4:43:36 PM
american6	$50.00	$50.00	6/25/2010 5:00:01 PM
flexible-value	$28.00	$28.00	6/25/2010 5:00:12 PM
power-defender7	$40.00	$40.00	6/25/2010 5:00:26 PM
bountiful-durability	$100.00	$100.00	6/25/2010 5:00:55 PM
hookUup	$25.00	$25.00	6/25/2010 5:01:09 PM
tekkie2412	$25.00	$25.00	6/25/2010 5:01:56 PM
investment-network	$25.00	$25.00	6/25/2010 5:02:48 PM
potatoepicker	$50.00	$50.00	6/25/2010 5:05:50 PM
successful-euro	$75.00	$75.00	6/25/2010 4:57:06 PM
kenji4861	$25.00	$25.00	6/25/2010 4:59:04 PM
alpinaut	$25.00	$25.00	6/25/2010 5:08:26 PM
Artist_Blue	$25.00	$25.00	6/25/2010 4:59:41 PM
point-zebra	$25.00	$25.00	6/25/2010 5:01:05 PM
fair-funds	$25.00	$25.00	6/25/2010 5:00:39 PM
Tc11902	$25.00	$25.00	6/25/2010 5:00:44 PM
simplelender80	$100.00	$100.00	6/25/2010 5:01:29 PM
delicious-social132	$25.00	$25.00	6/25/2010 5:00:50 PM
credit-investor5	$100.00	$100.00	6/25/2010 5:01:54 PM
interest-jedi0	$50.00	$50.00	6/25/2010 5:03:17 PM
cyberie21	$50.00	$50.00	6/25/2010 5:02:28 PM
ThomasC	$25.00	$25.00	6/25/2010 5:02:40 PM
mlopez2007	$25.00	$25.00	6/25/2010 5:03:08 PM
tntmojave	$25.00	$25.00	6/25/2010 5:03:21 PM
Reinadog9	$50.00	$50.00	6/25/2010 9:54:30 PM
ujiba	$25.00	$25.00	6/25/2010 5:04:50 PM
ommcd	$25.00	$25.00	6/25/2010 5:05:19 PM
MONEYLENDER101	$29.25	$29.25	6/25/2010 11:12:19 PM
jga516	$25.00	$25.00	6/25/2010 11:24:19 PM
logical-loyalty0	$25.00	$25.00	6/25/2010 5:06:32 PM
ethicalhumanist	$25.00	$25.00	6/25/2010 5:06:46 PM
USMC0311	$25.00	$25.00	6/25/2010 11:27:26 PM
paladin847	$25.00	$25.00	6/25/2010 11:36:50 PM
nexus030	$25.00	$25.00	6/25/2010 5:08:04 PM
devoider	$25.00	$25.00	6/25/2010 11:38:07 PM
radforj22	$43.32	$43.32	6/25/2010 11:39:03 PM
transparency-advocator	$50.00	$50.00	6/25/2010 6:54:39 PM
blot44	$25.00	$25.00	6/25/2010 9:02:35 PM
sb0453	$25.00	$25.00	6/25/2010 10:53:31 PM
sharkm	$25.00	$25.00	6/25/2010 10:52:53 PM
Headhunter14	$25.00	$25.00	6/25/2010 10:54:03 PM
myextracash	$25.00	$25.00	6/25/2010 11:08:26 PM
HunterSix	$25.00	$25.00	6/25/2010 10:54:23 PM
teller	$43.71	$43.71	6/25/2010 11:10:22 PM
CASHGIRL	$26.77	$26.77	6/25/2010 10:55:49 PM
bedframe	$29.70	$29.70	6/25/2010 11:07:07 PM
shadowflame_99	$25.00	$25.00	6/25/2010 11:08:19 PM
kvandivo	$25.00	$25.00	6/25/2010 11:12:15 PM
thegobbler	$25.00	$25.00	6/25/2010 11:22:34 PM
lloyd_s	$25.00	$25.00	6/25/2010 11:25:53 PM
alverado	$39.34	$39.34	6/25/2010 11:37:40 PM
seabass123	$25.00	$25.00	6/26/2010 7:29:29 AM
AmericanCredit	$25.00	$25.00	6/26/2010 10:50:20 AM
DiabolicalGamer	$25.00	$25.00	6/26/2010 2:20:47 PM
anything-but-ordinary	$25.00	$25.00	6/26/2010 2:29:31 PM
mraleig	$200.00	$200.00	6/26/2010 2:19:00 PM
HUNTER599673	$25.00	$25.00	6/26/2010 4:39:32 PM
108lender	$37.23	$37.23	6/26/2010 11:28:09 PM
MAKEITAUTOMATIC	$25.00	$25.00	6/26/2010 11:27:08 PM
pfenness	$25.00	$25.00	6/26/2010 11:37:48 PM
guardlender	$25.00	$25.00	6/26/2010 11:37:58 PM
Dutchhunter	$28.49	$28.49	6/26/2010 11:38:02 PM
bnordman	$25.00	$25.00	6/27/2010 2:55:07 PM
Dazz2061	$25.00	$25.00	6/26/2010 11:39:45 PM
SDNLR	$25.00	$25.00	6/26/2010 11:40:05 PM
heretolendit	$25.00	$25.00	6/26/2010 11:44:37 PM
elgollo	$25.00	$25.00	6/27/2010 3:34:11 AM
Crusader88	$25.00	$25.00	6/27/2010 5:09:36 AM
favorite-commerce	$50.00	$50.00	6/27/2010 4:45:03 PM
finance-negotiator2	$25.00	$25.00	6/27/2010 5:59:25 AM
dschaaf	$43.34	$43.34	6/27/2010 4:59:49 PM
mglanham	$25.00	$25.00	6/27/2010 7:01:50 AM
thorough-exchange4	$40.00	$40.00	6/27/2010 8:39:46 PM
all_of_that_one	$25.00	$25.00	6/27/2010 10:27:13 AM
sanych	$50.00	$50.00	6/28/2010 5:54:56 AM
pbeach05	$25.00	$25.00	6/27/2010 2:30:41 PM
minista	$25.00	$25.00	6/28/2010 6:44:38 AM
srgriff	$25.00	$25.00	6/28/2010 8:09:22 AM
SNH	$50.00	$50.00	6/27/2010 5:00:46 PM
systemlender	$25.00	$25.00	6/27/2010 4:59:48 PM
lender_100	$25.00	$25.00	6/28/2010 9:35:01 AM
meux99	$25.00	$25.00	6/27/2010 5:24:36 PM
payout-paladin0	$25.00	$25.00	6/28/2010 9:45:14 AM
zwx1997	$25.00	$25.00	6/28/2010 9:45:20 AM
tocchan	$25.00	$19.82	6/28/2010 9:45:25 AM
Binan	$25.00	$25.00	6/28/2010 5:54:43 AM
elasermd	$50.00	$50.00	6/28/2010 5:54:53 AM
loan4teacher	$50.00	$50.00	6/28/2010 9:45:06 AM
PCash	$25.00	$25.00	6/28/2010 9:45:12 AM
GetItRight	$25.00	$25.00	6/28/2010 9:34:25 AM
forthright-principal2	$25.00	$25.00	6/28/2010 9:48:37 AM
wwwUniversal	$25.00	$25.00	6/28/2010 9:48:53 AM
sc5	$50.00	$50.00	6/28/2010 9:45:13 AM
the-gold-quark	$25.00	$25.00	6/28/2010 9:45:23 AM
mgking007	$25.05	$25.05	6/28/2010 1:07:03 PM
Asparagirl	$25.00	$25.00	6/29/2010 3:11:30 PM
felicity-loyalist0	$30.00	$30.00	6/30/2010 4:08:40 PM
outofoffice	$50.00	$50.00	6/30/2010 5:20:46 PM
dmitriy2	$50.00	$50.00	7/1/2010 9:57:29 AM
qkinger	$50.00	$50.00	7/1/2010 2:54:45 PM
HenryK7	$25.00	$25.00	7/1/2010 4:07:37 PM
blLending	$25.00	$25.00	7/1/2010 4:27:30 PM
duty-gatherer	$25.00	$25.00	7/1/2010 4:01:04 PM
myidear	$25.00	$25.00	7/2/2010 2:27:22 AM
emmeyP	$25.00	$25.00	7/1/2010 6:55:35 PM
Dollars4Rent	$25.00	$25.00	7/2/2010 6:55:42 AM
lawyervon	$25.00	$25.00	7/2/2010 9:38:05 AM
lucrative-coin	$50.00	$50.00	7/2/2010 9:53:51 AM
LendingRyan	$25.14	$25.14	7/2/2010 3:50:23 AM
bonus-apple	$250.00	$250.00	7/2/2010 10:48:50 AM
grampy48	$25.00	$25.00	7/2/2010 7:25:15 AM
roadster199	$25.00	$25.00	7/2/2010 8:03:05 AM
rdrloan	$45.97	$45.97	7/2/2010 2:39:38 PM
bamboozled_again	$42.62	$42.62	7/2/2010 3:39:30 PM
zippy-market5	$25.00	$25.00	7/2/2010 11:56:28 AM
friendinmoney	$35.00	$35.00	7/2/2010 4:15:59 PM
MoneyOps	$25.00	$25.00	7/2/2010 4:45:13 PM
PadreAyudate	$25.00	$25.00	7/2/2010 4:35:58 PM
259 bids
Borrower Payment Dependent Notes Series 464225
This series of Notes was issued and sold upon the funding of the borrower loan #43355, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-28-2010
				Auction end date:	Jul-05-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$95.68
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$95.68

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1994	Debt/Income ratio:	10%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 9	Length of status:	2y 4m
Credit score:	700-719 (Jun-2010)	Total credit lines:	29	Occupation:	Attorney
Now delinquent:	1	Revolving credit balance:	$1,064	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	9%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	credit-saber4	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Unexpected Tax Bill
Purpose of loan:
This loan will be used to pay off an unexpected property tax bill.? How can a tax bill be unexpected?? You'll? have to ask the City of Atlanta why six months after I paid my 2009 taxes and a year after I paid my 2008 taxes, I received a bill saying I owe more.

My financial situation:
I am a good candidate for this loan because I pay my bills.? I need a little extra.? I am a state employee and have been furloughed for 6 days this fiscal year.? That has put a dent in my income and put a strain on finances.? I can manage, but need a small cushion.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

riproaringrapids	$25.00	$25.00	6/28/2010 4:41:21 PM
kenji4861	$25.00	$25.00	6/28/2010 4:42:00 PM
american6	$50.00	$50.00	6/28/2010 4:45:47 PM
tntmojave	$25.00	$25.00	6/28/2010 4:48:11 PM
Comoparklender	$30.00	$30.00	6/28/2010 4:42:20 PM
inspired-contract9	$50.00	$50.00	6/28/2010 4:49:41 PM
dharma1	$25.00	$25.00	6/28/2010 4:41:24 PM
orgy63	$25.00	$25.00	6/28/2010 4:45:02 PM
potatoepicker	$50.00	$50.00	6/28/2010 4:51:40 PM
tekkie2412	$25.00	$25.00	6/28/2010 4:47:10 PM
simplelender80	$100.00	$100.00	6/28/2010 4:46:48 PM
gojackgo	$50.00	$50.00	6/28/2010 4:46:54 PM
AmericanCredit	$25.00	$25.00	6/28/2010 4:55:08 PM
syounker	$25.00	$25.00	6/28/2010 4:49:59 PM
enthralling-deal180	$100.00	$100.00	6/28/2010 4:50:09 PM
alpinaut	$25.00	$25.00	6/28/2010 4:56:04 PM
balance6	$25.00	$25.00	6/28/2010 4:56:22 PM
moneyfriend	$50.00	$50.00	6/28/2010 4:56:31 PM
liberty-destiny3	$25.00	$25.00	6/28/2010 4:57:01 PM
Winsten	$50.00	$50.00	6/28/2010 4:50:19 PM
lender_100	$25.00	$25.00	6/28/2010 4:57:58 PM
get30inc	$25.00	$25.00	6/28/2010 4:53:10 PM
bid-czar8	$100.00	$100.00	6/28/2010 4:51:24 PM
ichibon	$75.00	$75.00	6/28/2010 4:53:26 PM
ray1051	$50.00	$50.00	6/28/2010 4:51:55 PM
SCTrojangirl	$25.00	$25.00	6/28/2010 4:53:44 PM
first-upright-payout	$25.00	$25.00	6/28/2010 4:52:27 PM
Ivan2007	$25.00	$25.00	6/28/2010 4:52:42 PM
loan-kung-fu	$25.00	$25.00	6/28/2010 4:53:01 PM
meenan	$25.00	$25.00	6/28/2010 4:55:31 PM
finance-negotiator2	$25.00	$25.00	6/28/2010 4:55:42 PM
radforj22	$50.00	$50.00	6/28/2010 4:56:25 PM
orindalender	$50.00	$50.00	6/28/2010 4:57:40 PM
durability-bandit1	$50.00	$50.00	6/28/2010 4:57:51 PM
intuitive-bill	$25.00	$25.00	6/29/2010 12:59:21 PM
squarebob	$25.00	$25.00	7/2/2010 12:15:14 PM
Lender0307	$25.00	$25.00	7/2/2010 10:28:12 PM
FundMaker	$25.00	$25.00	7/4/2010 11:30:02 AM
gilbrear	$25.00	$25.00	7/5/2010 10:59:53 AM
AsianDragon	$100.00	$100.00	7/4/2010 10:08:25 PM
kf88	$25.00	$25.00	7/5/2010 12:00:34 PM
rudy510s	$27.63	$27.63	7/5/2010 3:47:38 PM
successful-euro	$30.00	$30.00	6/28/2010 4:41:41 PM
bountiful-durability	$100.00	$100.00	6/28/2010 4:41:52 PM
Artist_Blue	$25.00	$25.00	6/28/2010 4:42:43 PM
flexible-value	$28.00	$28.00	6/28/2010 4:45:52 PM
fair-funds	$25.00	$25.00	6/28/2010 4:46:22 PM
credit-investor5	$100.00	$100.00	6/28/2010 4:47:03 PM
orderly-loot	$25.00	$25.00	6/28/2010 4:41:12 PM
ThomasC	$25.00	$25.00	6/28/2010 4:47:35 PM
loot-heart	$50.00	$50.00	6/28/2010 4:47:48 PM
interest-jedi0	$50.00	$50.00	6/28/2010 4:48:06 PM
stilleto8	$25.00	$25.00	6/28/2010 4:42:10 PM
studious-bonus7	$50.00	$50.00	6/28/2010 4:48:19 PM
Avala	$50.00	$50.00	6/28/2010 4:48:39 PM
Havana21	$25.00	$25.00	6/28/2010 4:46:00 PM
Tc11902	$25.00	$25.00	6/28/2010 4:46:28 PM
delicious-social132	$25.00	$25.00	6/28/2010 4:46:34 PM
a-wealth-visionary	$25.00	$25.00	6/28/2010 4:45:21 PM
treasure-hunter270	$25.00	$25.00	6/28/2010 4:47:56 PM
personal-lender	$25.00	$25.00	6/28/2010 4:46:15 PM
hookUup	$25.00	$25.00	6/28/2010 4:46:43 PM
jangalt	$72.00	$72.00	6/28/2010 4:47:16 PM
the-transaction-stronghold	$50.00	$50.00	6/28/2010 4:47:29 PM
hrubinst	$25.00	$25.00	6/28/2010 4:48:32 PM
ommcd	$25.00	$25.00	6/28/2010 4:51:20 PM
thorough-exchange4	$40.00	$40.00	6/28/2010 4:57:17 PM
tech310	$50.00	$46.27	6/28/2010 4:58:04 PM
proper-p2p6	$100.00	$100.00	6/28/2010 4:53:50 PM
Max8319	$25.00	$25.00	6/28/2010 4:52:54 PM
1800porsche	$25.00	$25.00	6/28/2010 4:55:14 PM
trustworthy-fairness	$50.00	$50.00	6/28/2010 4:54:37 PM
bondhedger	$25.00	$25.00	6/28/2010 5:12:08 PM
exchange-squirrel	$25.00	$25.00	6/29/2010 1:15:02 AM
marwadi-62	$50.00	$50.00	7/3/2010 11:54:12 AM
Loan-trust25	$26.10	$26.10	7/3/2010 1:13:27 PM
76 bids
Borrower Payment Dependent Notes Series 464381
This series of Notes was issued and sold upon the funding of the borrower loan #43367, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jun-30-2010
				Auction end date:	Jul-01-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 22.14%	Starting monthly payment:	$129.89
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 22.14%	Final monthly payment:	$129.89

Auction yield range:	7.98% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1995	Debt/Income ratio:	61%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	16 / 16	Length of status:	11y 6m
Credit score:	680-699 (Jun-2010)	Total credit lines:	32	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$22,488	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	a-nourishing-moola	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Son's Future
Purpose of loan:
My son just graduated in New York and has been looking for a job non-stop. He finally landed one but is 2 months behind on his rent and other bills. With this loan I can help him stay and he can continue his career

My financial situation:
I am a good candidate for this loan because I can easily pay the monthly charge and help my son continue his dream of becoming a filmmaker.

Monthly net income: $ My monthly income is roughly 3000 a month. My husband works in construction and his pay depends on the project

Monthly expenses: $
??Housing: $ 1300
??Insurance: $ 400
??Car expenses: $
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

orderly-loot	$25.00	$25.00	6/30/2010 4:25:03 PM
studious-bonus7	$50.00	$50.00	6/30/2010 4:30:50 PM
dickfore	$25.00	$25.00	6/30/2010 4:32:05 PM
get30inc	$25.00	$25.00	6/30/2010 4:32:18 PM
ichibon	$75.00	$75.00	6/30/2010 4:32:35 PM
american6	$25.00	$25.00	6/30/2010 4:31:04 PM
treasure-hunter270	$25.00	$25.00	6/30/2010 4:31:07 PM
personal-lender	$25.00	$25.00	6/30/2010 4:31:11 PM
bountiful-durability	$50.00	$50.00	6/30/2010 4:25:45 PM
bid-czar8	$100.00	$100.00	6/30/2010 4:33:11 PM
SimpleChoice	$25.00	$25.00	6/30/2010 4:35:22 PM
hrubinst	$25.00	$25.00	6/30/2010 4:37:16 PM
riproaringrapids	$25.00	$25.00	6/30/2010 4:35:56 PM
Winsten	$50.00	$50.00	6/30/2010 4:31:34 PM
loan-genie88	$25.00	$25.00	6/30/2010 4:32:03 PM
point-solstice	$50.00	$50.00	6/30/2010 5:26:28 PM
1800porsche	$25.00	$25.00	6/30/2010 4:33:26 PM
orange-dollar-guild	$50.00	$50.00	6/30/2010 8:11:08 PM
Cai8899	$50.00	$50.00	6/30/2010 4:35:17 PM
Teminole	$50.00	$50.00	6/30/2010 7:31:40 PM
ray1051	$25.00	$25.00	6/30/2010 4:37:47 PM
m3498	$50.00	$50.00	6/30/2010 7:55:58 PM
Slend49	$25.00	$25.00	6/30/2010 4:38:40 PM
thestartuplender	$35.00	$35.00	7/1/2010 5:19:33 AM
blackstar	$25.00	$25.00	7/1/2010 5:29:24 AM
attractive-rate	$25.00	$25.00	7/1/2010 5:09:56 AM
calm-deal7	$25.00	$25.00	6/30/2010 7:49:26 PM
rebelduke	$50.00	$50.00	7/1/2010 5:44:49 AM
teller	$25.00	$25.00	7/1/2010 6:29:26 AM
GElender	$50.00	$50.00	7/1/2010 6:35:32 AM
HelpfulLender1	$50.00	$50.00	7/1/2010 3:57:07 AM
cjames84	$25.00	$25.00	7/1/2010 7:44:27 AM
larug111	$50.00	$50.00	7/1/2010 8:47:44 AM
greenback-museum	$25.00	$25.00	7/1/2010 8:47:48 AM
SmokeyMirror	$50.00	$50.00	7/1/2010 8:47:50 AM
AdamClemSC	$25.00	$25.00	7/1/2010 8:54:52 AM
BigLinCT	$25.00	$25.00	7/1/2010 5:10:40 AM
Georgia_Boy	$25.00	$25.00	7/1/2010 5:56:20 AM
time4aloan	$33.58	$33.58	7/1/2010 8:56:27 AM
yield-seeker	$25.00	$25.00	7/1/2010 8:57:19 AM
ferocious-exchange3	$25.00	$25.00	7/1/2010 8:05:44 AM
plentiful-reward	$25.32	$25.32	7/1/2010 8:47:18 AM
linklady	$50.00	$50.00	7/1/2010 8:47:53 AM
piter-to-la-investment	$25.00	$25.00	7/1/2010 8:56:12 AM
worth-arch	$25.00	$25.00	7/1/2010 8:57:36 AM
reflective-rupee	$100.00	$56.46	7/1/2010 9:19:25 AM
Comoparklender	$50.00	$50.00	6/30/2010 4:25:23 PM
Artist_Blue	$25.00	$25.00	6/30/2010 4:24:52 PM
treasure-bliss	$100.00	$100.00	6/30/2010 4:35:01 PM
HarrisonHome	$25.00	$25.00	6/30/2010 4:35:27 PM
orgy63	$25.00	$25.00	6/30/2010 4:29:06 PM
orange-preeminant-bill	$100.00	$100.00	6/30/2010 4:34:55 PM
Alpha-AssistU	$100.00	$100.00	6/30/2010 4:38:25 PM
SNH	$75.00	$75.00	6/30/2010 4:36:39 PM
tech310	$50.00	$50.00	6/30/2010 4:37:10 PM
Avala	$50.00	$50.00	6/30/2010 4:31:00 PM
qtmspin	$25.00	$25.00	6/30/2010 4:37:40 PM
simplelender80	$100.00	$100.00	6/30/2010 4:31:10 PM
SCTrojangirl	$25.00	$25.00	6/30/2010 4:32:53 PM
trustworthy-fairness	$50.00	$50.00	6/30/2010 4:33:02 PM
Easystreet	$25.00	$25.00	6/30/2010 4:34:44 PM
enthralling-deal180	$100.00	$100.00	6/30/2010 8:10:37 PM
bayfocus	$25.00	$25.00	6/30/2010 6:05:07 PM
radforj22	$25.00	$25.00	6/30/2010 8:11:27 PM
brightest-breathtaking-finance	$100.00	$100.00	6/30/2010 4:35:37 PM
authoritative-platinum7	$100.00	$100.00	6/30/2010 4:38:18 PM
enthusiastic-balance5	$100.00	$100.00	6/30/2010 4:38:46 PM
pirahna125	$74.64	$74.64	7/1/2010 6:02:52 AM
Bank_Of_XL	$50.00	$50.00	6/30/2010 6:21:13 PM
hannibal720	$25.00	$25.00	7/1/2010 7:09:31 AM
lovely-order7	$25.00	$25.00	6/30/2010 8:11:04 PM
RMB-Investments	$50.00	$50.00	7/1/2010 7:01:17 AM
bchen78875	$25.00	$25.00	7/1/2010 4:35:38 AM
platytanz	$50.00	$50.00	7/1/2010 8:47:50 AM
project07	$25.00	$25.00	7/1/2010 8:54:55 AM
new-social-economist	$25.00	$25.00	7/1/2010 8:56:34 AM
Havana21	$25.00	$25.00	7/1/2010 8:57:55 AM
benjamin67	$25.00	$25.00	7/1/2010 9:06:56 AM
LNDRJoe	$50.00	$50.00	7/1/2010 8:47:38 AM
loan-kung-fu	$25.00	$25.00	7/1/2010 8:47:49 AM
Max8319	$25.00	$25.00	7/1/2010 8:47:49 AM
wwwUniversal	$25.00	$25.00	7/1/2010 9:06:55 AM
BooFoo22	$25.00	$25.00	7/1/2010 9:14:26 AM
83 bids
Borrower Payment Dependent Notes Series 464473
This series of Notes was issued and sold upon the funding of the borrower loan #43332, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$10,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Jun-29-2010
				Auction end date:	Jul-06-2010

Starting lender yield:	7.98%	Starting borrower rate/APR:	8.98% / 9.32%	Starting monthly payment:	$317.90
Final lender yield:	7.00%	Final borrower rate/APR:	8.00% / 8.34%	Final monthly payment:	$313.36

Auction yield range:	2.98% - 7.98%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1986	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	14 / 13	Length of status:	7y 1m
Credit score:	820-839 (Jun-2010)	Total credit lines:	30	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$37,395	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	36%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	cbrulee	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	32 ( 100% )	820-839 (Latest)
Principal borrowed:	$10,000.00	< 31 days late:	0 ( 0% )	800-819 (Sep-2007)
Principal balance:	$1,246.32	31+ days late:	0 ( 0% )
Total payments billed:	32
Description
Consolidating renovation debt
Hello Prosper Community...Boy I?m glad you exist. I am just wrapping up a loan with you this year for the beam repair in my attic. I really believe in this consumer-lending concept, and am glad I was introduced to Prosper before this economy took a nosedive. I?m writing now about a related issue from the renovation I did of a charming but somewhat neglected Victorian house in the emerging Mission neighborhood in San Francisco. It was the first time I?d done a wholesale renovation and as it often turns out, mine went over budget. I had paid for most of the renovation from the proceeds of my previous home?s sale, however, when it went over budget, I couldn?t access my home line of credit because I share a tenancy in common with someone else and it would have made our finances too complicated. I turned to 0% APR credit cards to float the balance and I still have $30,000 left to repay on the balance. Those balances have moved from 5.99% to an average of about 14%. I tried to get some financing from my family because I plan on staying in this house for the long haul but it seems like everyone?s pressed so that option didn?t work. I really like the Prosper model and want to borrow again. I?m interested in the 8-9% interest rate range or lower ?

I have my own business in San Francisco and have had a steady growth path in the last 2 years. My business was up 18% in 2009 from 2008 and is on track to do even better this year. I employ three people and am part of that small business community that is the area where the job growth is these days. I?d like to have some peace of mind knowing that my home renovation payback isn?t feeding the banking beast, but going back to hard working consumers like me.
Information in the Description is not verified.
Friends And Family Winning Bids
alpinaut has bid a total of $7,700.00 in winning bids.
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Aberdeen	$400.00	$400.00	6/29/2010 5:05:29 PM
Aberdeen	$400.00	$400.00	6/29/2010 5:05:43 PM
loanman2007	$150.00	$150.00	7/1/2010 9:56:23 AM
LittleMingo	$30.00	$30.00	7/1/2010 12:20:54 PM
WeshaTheLeopard	$48.27	$48.27	7/2/2010 4:05:57 AM
gsp1885	$27.00	$27.00	7/1/2010 6:19:29 PM
Sigmund-Freud	$50.00	$50.00	7/2/2010 9:00:03 AM
asset-vibraphone	$32.63	$32.63	7/3/2010 3:34:52 AM
shrewd-income	$50.00	$50.00	7/5/2010 1:31:09 PM
tsmonaghan	$30.29	$30.29	7/6/2010 8:46:09 AM
shrewd-income	$200.00	$200.00	7/6/2010 9:17:02 AM
martymaniaman	$88.83	$88.83	7/6/2010 3:44:12 PM
penny-finder	$50.00	$50.00	7/6/2010 3:47:57 PM
alpinaut	$6,000.00	$6,000.00	6/29/2010 5:05:07 PM
MoneyForNothing	$34.74	$34.74	6/29/2010 7:07:12 PM
One-ninety-three	$25.00	$25.00	6/30/2010 8:55:58 AM
income-crescendo1	$133.46	$133.46	6/30/2010 10:09:41 AM
pioneer580	$100.00	$100.00	6/30/2010 7:29:18 PM
bull_lender	$36.00	$36.00	7/1/2010 4:13:58 PM
happyface	$50.00	$50.00	7/2/2010 9:26:49 AM
happyface	$60.00	$23.78	7/2/2010 9:27:25 AM
octoberfresh	$25.00	$25.00	7/2/2010 6:51:58 AM
Dollars4Rent	$25.00	$25.00	7/3/2010 2:06:24 PM
groovychick	$25.00	$25.00	7/5/2010 3:44:41 AM
alpinaut	$1,000.00	$1,000.00	7/5/2010 11:35:25 AM
foldingbenny2	$75.00	$75.00	7/5/2010 9:19:03 AM
dmitriy2	$25.00	$25.00	7/5/2010 1:47:38 PM
fundologist	$50.00	$50.00	7/5/2010 6:18:21 PM
Johnab	$25.00	$25.00	7/6/2010 4:40:28 AM
california5andime	$25.00	$25.00	7/5/2010 5:40:08 PM
dsav607	$40.00	$40.00	7/6/2010 6:04:06 AM
Barrayaran	$25.00	$25.00	7/6/2010 3:45:51 PM
alpinaut	$700.00	$700.00	7/6/2010 3:41:50 PM
33 bids
Borrower Payment Dependent Notes Series 464513
This series of Notes was issued and sold upon the funding of the borrower loan #43435, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Jul-01-2010
				Auction end date:	Jul-06-2010

Starting lender yield:	12.85%	Starting borrower rate/APR:	13.85% / 16.01%	Starting monthly payment:	$238.73
Final lender yield:	12.85%	Final borrower rate/APR:	13.85% / 16.01%	Final monthly payment:	$238.73

Auction yield range:	5.98% - 12.85%	Estimated loss impact:	5.21%
Lender servicing fee:	1.00%	Estimated return:	7.64%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1994	Debt/Income ratio:	26%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	9 / 9	Length of status:	17y 3m
Credit score:	720-739 (Jun-2010)	Total credit lines:	26	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$17,378	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	54%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	priceless-balance8	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off credit cards
Purpose of loan:
This loan will be used to consolidate?credit card.?

My financial situation:
I am a good candidate for this loan because I pay all of my bills ontime and have a excellent credit score.

Monthly net income: $ 2400.00

Monthly expenses: $
??Housing: $ 1023.00
??Insurance: $ 300.00
??Car expenses: $
??Utilities: $?240.00
??Phone, cable, internet: $ 150.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 150.00
??Credit cards and other loans: $ 400.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

orderly-loot	$25.00	$25.00	7/1/2010 4:51:58 PM
Comoparklender	$30.00	$30.00	7/1/2010 4:52:27 PM
bountiful-durability	$100.00	$100.00	7/1/2010 4:52:10 PM
SCTrojangirl	$25.00	$25.00	7/1/2010 4:59:59 PM
Cai8899	$50.00	$50.00	7/1/2010 5:01:55 PM
SimpleChoice	$25.00	$25.00	7/1/2010 5:02:03 PM
qtmspin	$25.00	$25.00	7/1/2010 5:03:18 PM
1800porsche	$25.00	$25.00	7/1/2010 5:00:32 PM
orange-preeminant-bill	$100.00	$100.00	7/1/2010 5:01:33 PM
treasure-bliss	$100.00	$100.00	7/1/2010 5:01:41 PM
thestartuplender	$35.00	$35.00	7/1/2010 5:05:40 PM
ferocious-exchange3	$25.00	$25.00	7/1/2010 5:06:27 PM
SNH	$75.00	$75.00	7/1/2010 5:02:57 PM
ray1051	$25.00	$25.00	7/1/2010 5:03:27 PM
delicious-social132	$25.00	$25.00	7/1/2010 5:03:31 PM
Avala	$50.00	$50.00	7/1/2010 4:58:17 PM
treasure-hunter270	$25.00	$25.00	7/1/2010 4:58:34 PM
teller	$25.00	$25.00	7/1/2010 5:06:00 PM
ddog0224	$25.00	$25.00	7/1/2010 5:08:03 PM
Bank_Of_XL	$50.00	$50.00	7/1/2010 7:08:01 PM
gelidfrank	$25.00	$25.00	7/1/2010 5:08:32 PM
Alpha-AssistU	$50.00	$50.00	7/1/2010 7:29:41 PM
Slend49	$25.00	$25.00	7/1/2010 5:03:46 PM
RMB-Investments	$50.00	$50.00	7/1/2010 5:06:15 PM
responsibility-butterfly	$25.00	$25.00	7/1/2010 9:10:40 PM
bchen78875	$25.00	$25.00	7/1/2010 5:07:02 PM
8bitnintendo	$25.00	$25.00	7/1/2010 5:07:51 PM
contract-giant	$25.00	$25.00	7/1/2010 8:25:12 PM
zento	$25.00	$25.00	7/1/2010 5:09:00 PM
get30inc	$25.00	$25.00	7/2/2010 5:38:32 AM
enthralling-deal180	$25.00	$25.00	7/2/2010 7:16:48 AM
rudyindc	$25.00	$25.00	7/2/2010 8:51:47 AM
tranquil-return4	$25.00	$25.00	7/2/2010 9:39:59 AM
radforj22	$25.00	$25.00	7/2/2010 9:31:23 AM
commitment-farm	$25.00	$25.00	7/2/2010 11:31:32 AM
Sonos	$25.00	$25.00	7/2/2010 12:21:23 PM
HarrisonHome	$25.00	$25.00	7/2/2010 5:38:30 AM
benevolent-benefit	$50.00	$50.00	7/2/2010 11:22:49 AM
MrMoney0622	$25.00	$25.00	7/2/2010 2:39:25 PM
Phantom99	$25.00	$25.00	7/2/2010 3:43:16 PM
new-return-faire	$50.00	$50.00	7/2/2010 11:22:47 AM
lloyd_s	$25.00	$25.00	7/2/2010 3:43:27 PM
SDNLR	$25.00	$25.00	7/2/2010 3:07:12 PM
bowdish1	$50.00	$50.00	7/2/2010 3:22:01 PM
the-profit-oracle	$25.00	$25.00	7/2/2010 4:23:09 PM
jasonuz	$25.00	$25.00	7/2/2010 11:12:26 PM
kmr2	$250.00	$250.00	7/3/2010 5:43:01 AM
money-bauble	$136.82	$136.82	7/2/2010 9:06:28 PM
first-upright-payout	$25.00	$25.00	7/3/2010 8:41:28 AM
serpentine	$50.00	$50.00	7/3/2010 10:26:41 AM
platinum-rapture6	$25.00	$25.00	7/3/2010 3:06:43 PM
bluflame9940	$41.81	$41.81	7/3/2010 2:30:11 PM
metro457	$25.00	$25.00	7/3/2010 5:41:26 PM
friendly-market5	$25.00	$25.00	7/3/2010 8:02:19 PM
Gibbyland	$75.00	$75.00	7/4/2010 11:47:16 AM
a-finance-nirvana	$25.00	$25.00	7/3/2010 5:24:51 PM
cello1	$25.00	$25.00	7/3/2010 5:31:46 PM
loan-kung-fu	$25.00	$25.00	7/4/2010 3:11:23 PM
richboy56	$50.00	$50.00	7/4/2010 11:38:58 PM
rescue	$250.00	$250.00	7/5/2010 4:42:37 AM
syounker	$25.00	$25.00	7/5/2010 9:26:29 AM
Unclejohn	$35.00	$35.00	7/5/2010 8:41:34 AM
gracej	$25.00	$25.00	7/5/2010 1:48:38 PM
mizount	$25.00	$25.00	7/5/2010 5:04:43 PM
wise-silver-wonder	$25.00	$25.00	7/5/2010 11:57:10 AM
tuneman1980	$25.00	$25.00	7/5/2010 5:05:02 PM
don8ter	$25.00	$25.00	7/5/2010 5:05:25 PM
mpactlender	$25.00	$25.00	7/5/2010 5:06:38 PM
biobulator	$25.00	$25.00	7/5/2010 5:07:34 PM
Cheburashka	$25.00	$25.00	7/5/2010 5:08:54 PM
kanpur63	$25.00	$25.00	7/5/2010 5:03:18 PM
PatRichi	$25.00	$25.00	7/5/2010 5:04:58 PM
selfmademan	$25.00	$25.00	7/5/2010 5:08:07 PM
wampum-admirer	$25.00	$25.00	7/5/2010 7:41:44 PM
ArkoshKovash	$25.00	$25.00	7/5/2010 5:08:38 PM
KiwiElf	$25.00	$25.00	7/5/2010 5:04:35 PM
Josphine	$30.00	$30.00	7/5/2010 6:54:43 PM
IP	$50.00	$50.00	7/5/2010 5:07:09 PM
Billfred	$25.00	$25.00	7/6/2010 6:39:40 AM
SmokeyMirror	$50.00	$50.00	7/6/2010 6:40:21 AM
wealth-grasshopper0	$157.11	$157.11	7/5/2010 8:30:14 PM
mikeandcat	$50.00	$50.00	7/5/2010 5:08:10 PM
stilleto8	$50.00	$50.00	7/6/2010 6:40:26 AM
lovely-order7	$25.00	$25.00	7/5/2010 5:08:21 PM
danthemon35	$25.00	$25.00	7/5/2010 5:08:34 PM
E-B	$50.00	$50.00	7/6/2010 4:14:22 AM
market-pudding	$25.00	$25.00	7/5/2010 6:06:50 PM
enlighter	$31.50	$31.50	7/5/2010 6:11:35 PM
balance-chestnut	$62.50	$62.50	7/6/2010 8:53:43 AM
linklady	$40.47	$40.47	7/6/2010 9:28:11 AM
wise-pound-eagle	$50.00	$50.00	7/6/2010 9:38:03 AM
nunnie	$25.00	$25.00	7/6/2010 9:38:07 AM
worth-arch	$25.00	$25.00	7/6/2010 6:40:18 AM
wwwUniversal	$25.00	$25.00	7/6/2010 9:39:48 AM
forthright-principal2	$25.00	$25.00	7/6/2010 9:40:03 AM
IeatatWendys	$50.00	$50.00	7/6/2010 2:57:01 PM
Winsten	$50.00	$50.00	7/1/2010 4:59:05 PM
dickfore	$25.00	$25.00	7/1/2010 4:59:29 PM
orgy63	$25.00	$25.00	7/1/2010 4:56:29 PM
brightest-breathtaking-finance	$100.00	$100.00	7/1/2010 5:02:23 PM
Artist_Blue	$25.00	$25.00	7/1/2010 4:51:30 PM
bid-czar8	$100.00	$100.00	7/1/2010 5:00:17 PM
authoritative-platinum7	$50.00	$50.00	7/1/2010 5:03:37 PM
top-courteous-peso	$250.00	$250.00	7/1/2010 5:03:55 PM
Pulchritudinous	$25.00	$25.00	7/1/2010 4:54:23 PM
GElender	$50.00	$50.00	7/1/2010 5:06:04 PM
ethicalhumanist	$25.00	$25.00	7/1/2010 5:04:03 PM
calm-deal7	$25.00	$25.00	7/1/2010 5:04:34 PM
hrubinst	$25.00	$25.00	7/1/2010 5:04:48 PM
orange-dollar-guild	$50.00	$50.00	7/1/2010 5:04:58 PM
studious-bonus7	$50.00	$50.00	7/1/2010 4:58:10 PM
american6	$25.00	$25.00	7/1/2010 4:58:28 PM
simplelender80	$100.00	$100.00	7/1/2010 4:58:39 PM
personal-lender	$25.00	$25.00	7/1/2010 4:58:44 PM
riproaringrapids	$25.00	$25.00	7/1/2010 5:02:38 PM
tech310	$50.00	$50.00	7/1/2010 5:03:04 PM
enthusiastic-balance5	$100.00	$100.00	7/1/2010 5:03:52 PM
AdamClemSC	$25.00	$25.00	7/1/2010 7:29:47 PM
Havana21	$25.00	$25.00	7/1/2010 5:07:30 PM
ichibon	$26.11	$26.11	7/1/2010 7:52:13 PM
wampum-chorus3	$25.00	$25.00	7/1/2010 8:09:21 PM
nickel-ferret	$25.00	$25.00	7/1/2010 5:08:39 PM
Supernick	$50.00	$50.00	7/1/2010 5:08:46 PM
alaco	$25.00	$25.00	7/1/2010 9:24:21 PM
trustworthy-fairness	$30.00	$30.00	7/2/2010 3:32:17 AM
brightest-affluence-motivator	$100.00	$100.00	7/2/2010 10:38:31 AM
new-social-economist	$25.00	$25.00	7/2/2010 10:56:52 AM
kind-unassuming-fund	$25.00	$25.00	7/2/2010 9:37:42 AM
blackstar	$25.00	$25.00	7/2/2010 4:02:05 AM
Clambake	$38.00	$38.00	7/2/2010 2:41:11 PM
buckyhead2000	$25.00	$25.00	7/2/2010 2:41:45 PM
turbine2	$25.00	$25.00	7/2/2010 9:38:24 AM
Benjamin_Orban	$25.00	$25.00	7/2/2010 11:06:26 AM
head	$25.00	$25.00	7/2/2010 3:06:25 PM
Tradesmanlender	$25.00	$25.00	7/2/2010 3:44:56 PM
restech	$25.00	$25.00	7/2/2010 3:27:57 PM
IIP77	$25.00	$25.00	7/3/2010 6:56:30 AM
Akkon	$25.00	$25.00	7/3/2010 4:22:05 PM
flwah	$25.00	$25.00	7/3/2010 5:14:42 PM
overflowinglife	$25.00	$25.00	7/3/2010 3:51:28 PM
Sol_Invictus	$25.00	$25.00	7/4/2010 2:53:54 PM
upbeat-investment9	$25.00	$25.00	7/4/2010 4:53:10 PM
RandyL3	$25.00	$25.00	7/4/2010 4:53:17 PM
important-ore	$50.00	$50.00	7/3/2010 8:31:24 PM
silktea	$50.00	$50.00	7/5/2010 10:06:34 AM
bold-durability-drum	$50.00	$50.00	7/5/2010 5:04:02 PM
Moneypenny6	$30.00	$30.00	7/5/2010 12:56:12 PM
money2k	$25.00	$25.00	7/5/2010 5:07:18 PM
Max8319	$25.00	$25.00	7/5/2010 5:09:06 PM
bazaar-tulip	$25.00	$25.00	7/5/2010 5:09:10 PM
Approved1234	$25.00	$25.00	7/5/2010 5:03:20 PM
Pickmar	$25.00	$25.00	7/5/2010 2:08:29 PM
omerta6102	$50.00	$50.00	7/5/2010 5:04:45 PM
zone6	$100.45	$100.45	7/5/2010 6:40:51 PM
mmckune	$25.00	$25.00	7/5/2010 5:07:15 PM
decisive-capital	$25.00	$25.00	7/5/2010 7:23:34 PM
ommcd	$25.00	$25.00	7/5/2010 5:09:00 PM
randomwalk	$25.00	$25.00	7/5/2010 9:06:24 PM
340	$50.00	$50.00	7/5/2010 9:47:40 PM
aznmikelee	$25.00	$25.00	7/5/2010 5:03:17 PM
arcangel72	$25.00	$25.00	7/5/2010 11:47:17 PM
favorite-commerce	$50.00	$50.00	7/6/2010 5:31:27 AM
durability-bandit1	$50.00	$50.00	7/6/2010 6:40:25 AM
FinanceEngine	$25.00	$25.00	7/6/2010 7:19:56 AM
reflective-rupee	$350.00	$84.36	7/6/2010 9:39:41 AM
castleman	$25.00	$25.00	7/5/2010 7:08:49 PM
honorable-vigilance	$25.00	$25.00	7/6/2010 8:32:08 AM
sosleep	$35.72	$35.72	7/6/2010 4:40:40 AM
privatebankerva	$25.00	$25.00	7/6/2010 6:34:06 AM
roi-advantage	$25.00	$25.00	7/6/2010 10:11:34 AM
time4aloan	$30.15	$30.15	7/6/2010 6:40:20 AM
graceful-credit5	$50.00	$50.00	7/6/2010 3:32:45 PM
172 bids
Borrower Payment Dependent Notes Series 464667
This series of Notes was issued and sold upon the funding of the borrower loan #43358, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jun-30-2010
				Auction end date:	Jul-07-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	31.80%	Final borrower rate/APR:	32.80% / 35.50%	Final monthly payment:	$66.00

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	19.87%
Lender servicing fee:	1.00%	Estimated return:	11.93%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1989	Debt/Income ratio:	68%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	10 / 10	Length of status:	9y 11m
Credit score:	640-659 (Jun-2010)	Total credit lines:	42	Occupation:	Clerical
Now delinquent:	3	Revolving credit balance:	$1,066	Stated income:	$25,000-$49,999
Amount delinquent:	$5,575	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	7
Screen name:	211077	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	33 ( 100% )	640-659 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	600-619 (Jul-2009) 620-639 (Apr-2009) 620-639 (Sep-2008) 600-619 (Mar-2008)
Principal balance:	$274.99	31+ days late:	0 ( 0% )
Total payments billed:	33
Description
home based biz opp
Purpose of loan:
This loan will be used to invest in a home based business opportunity.The?person/persons have been in the home base biz for 19 yrs so I feel they will be able to help me succceed.

I am a good candidate for this loan because I have another prosper loan?for $2500 that only have a balance of $276 left to pay and I have
NEVER missed a payment and I have Never been Late paying it.

Monthly net income: $ 1650.00 (this does not include my husbands income)
Monthly expenses: $
??Housing: $ 700.00
??Insurance: $ 245.00
??Car expenses: $ 220.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 145.00
??Food, entertainment: $ 250.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $?150.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What kind of home based business will you be operating? - P2InvestorSolutions
A: internet marketing (Jul-02-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

SNH	$75.00	$75.00	6/30/2010 4:36:34 PM
realtormoises	$25.00	$25.00	7/4/2010 10:06:48 PM
Leshan	$50.00	$50.00	7/7/2010 9:20:21 AM
mrxtravis	$25.00	$25.00	7/7/2010 7:28:29 AM
five-star-note	$34.50	$34.50	7/7/2010 9:28:04 AM
ultimate-dough0	$25.00	$25.00	7/7/2010 10:25:53 AM
five-star-note	$36.95	$36.95	7/7/2010 9:27:22 AM
courteous-note1	$70.55	$70.55	7/7/2010 10:45:34 AM
GrossBuddha	$150.00	$45.53	7/7/2010 4:17:05 PM
exchange-cowbell5	$25.00	$25.00	7/7/2010 1:12:10 PM
wild-orange	$25.00	$25.00	7/7/2010 2:25:22 PM
Feyenoord	$44.82	$44.82	7/7/2010 3:03:48 PM
ultimate-peace	$125.00	$125.00	7/7/2010 3:17:19 PM
GrossBuddha	$50.00	$50.00	7/7/2010 4:16:42 PM
courteous-note1	$25.00	$25.00	7/1/2010 4:28:00 AM
YoungTaxMan	$48.75	$48.75	7/6/2010 9:25:35 PM
lifelongreds	$50.00	$50.00	7/7/2010 3:21:02 AM
relentless-penny	$25.00	$25.00	7/7/2010 9:21:57 AM
Aberdeen	$400.00	$400.00	7/7/2010 9:28:24 AM
glroark	$50.00	$50.00	7/7/2010 11:04:27 AM
foldingbenny2	$60.00	$60.00	7/7/2010 11:16:21 AM
heritage_loans	$27.90	$27.90	7/7/2010 12:07:09 PM
grampy48	$25.00	$25.00	7/7/2010 11:56:59 AM
2152	$25.00	$25.00	7/7/2010 1:02:58 PM
Bob450	$25.00	$25.00	7/7/2010 4:16:53 PM
eagle1271	$26.00	$26.00	7/7/2010 11:46:33 AM
coldfuzion	$30.00	$30.00	7/7/2010 4:15:52 PM
fireferd	$25.00	$25.00	7/7/2010 3:16:12 PM
28 bids
Borrower Payment Dependent Notes Series 464943
This series of Notes was issued and sold upon the funding of the borrower loan #43346, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-02-2010
				Auction end date:	Jul-02-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$121.27
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$121.27

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1987	Debt/Income ratio:	38%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	10 / 6	Length of status:	30y 5m
Credit score:	700-719 (Jun-2010)	Total credit lines:	35	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$195	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	39%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	creative-capital3	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home improvement
Purpose of loan:
This loan will be used to repair privacy fence,?new siding around bottom of home, and new deck off of back and front doors.??These repairs we really make?our property more attractive and useable.?

My financial situation:?My bills amount to around $1200.00/month,?house payment, car payment,?basic utilities,etc.? Even if I?end up having to use the high interest rate?I have figured that into my budget and will have no problem making my monthly payments.? I know?that?repaying my bills is?the most important thing I have to do to keep a good rating.

Monthly net income: Our combine monthly income is $2700.00 + overtime
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

gotjack	$25.00	$25.00	7/2/2010 3:56:48 PM
gokart83	$25.00	$25.00	7/2/2010 3:57:10 PM
asiaratt	$100.00	$100.00	7/2/2010 3:57:59 PM
famous-bill	$50.00	$50.00	7/2/2010 3:58:56 PM
time4aloan	$30.00	$30.00	7/2/2010 3:59:56 PM
green-thoughtful-yield	$50.00	$50.00	7/2/2010 4:01:24 PM
melodious-fairness	$25.00	$25.00	7/2/2010 4:01:40 PM
Vinsonj	$25.00	$25.00	7/2/2010 4:03:07 PM
rvfbroker	$25.00	$25.00	7/2/2010 4:04:56 PM
currency-oak	$25.00	$25.00	7/2/2010 4:05:41 PM
MTlender	$25.00	$25.00	7/2/2010 3:56:46 PM
social-vibrato	$25.00	$25.00	7/2/2010 4:06:02 PM
loanscholar	$50.00	$50.00	7/2/2010 4:06:17 PM
inspiring-reward	$51.45	$51.45	7/2/2010 4:07:06 PM
auction-workhorse679	$25.00	$25.00	7/2/2010 3:59:50 PM
worth-arch	$25.00	$25.00	7/2/2010 4:01:28 PM
AlexTrep	$25.00	$25.00	7/2/2010 4:01:53 PM
euro-shrine	$25.00	$25.00	7/2/2010 4:02:17 PM
1800porsche	$25.00	$25.00	7/2/2010 4:02:25 PM
transparency-advocator	$50.00	$50.00	7/2/2010 4:02:30 PM
qwsd12	$40.00	$40.00	7/2/2010 4:02:36 PM
Gixxer600	$25.00	$25.00	7/2/2010 4:05:47 PM
soulwork	$25.00	$25.00	7/2/2010 4:05:56 PM
HHP	$25.00	$25.00	7/2/2010 3:57:00 PM
credit-wheel7	$25.00	$25.00	7/2/2010 4:06:18 PM
roxon	$25.00	$25.00	7/2/2010 3:58:19 PM
commerce-handshake	$25.00	$25.00	7/2/2010 4:07:07 PM
venture332	$25.00	$25.00	7/2/2010 3:58:38 PM
responsive-rate884	$25.00	$25.00	7/2/2010 4:07:13 PM
Comoparklender	$25.00	$25.00	7/2/2010 3:59:08 PM
piter-to-la-investment	$25.00	$25.00	7/2/2010 3:59:26 PM
orange-preeminant-bill	$100.00	$100.00	7/2/2010 4:01:19 PM
jonbozeman	$25.00	$25.00	7/2/2010 4:02:02 PM
kmr2	$100.00	$100.00	7/2/2010 4:02:07 PM
bid-czar8	$100.00	$100.00	7/2/2010 4:02:13 PM
top-historic-peso	$26.00	$26.00	7/2/2010 4:02:19 PM
parsec9	$25.00	$25.00	7/2/2010 4:02:28 PM
fortress767	$25.00	$25.00	7/2/2010 4:04:35 PM
ferocious-exchange3	$25.00	$25.00	7/2/2010 4:04:43 PM
Ocean713	$50.00	$50.00	7/2/2010 4:05:58 PM
Anny-Disco	$49.35	$49.35	7/2/2010 4:07:08 PM
autonomous-basis	$25.00	$25.00	7/2/2010 4:07:14 PM
top-courteous-peso	$25.00	$25.00	7/2/2010 4:24:39 PM
rlrcstr	$25.00	$25.00	7/2/2010 3:56:56 PM
87Marc	$25.00	$25.00	7/2/2010 3:58:05 PM
shrewd-peace7	$35.00	$35.00	7/2/2010 3:58:57 PM
impeccable-transparency	$37.92	$37.92	7/2/2010 3:59:07 PM
AF-Chief	$28.00	$28.00	7/2/2010 4:01:25 PM
dime-reaction	$25.00	$25.00	7/2/2010 4:01:38 PM
Jonb6919	$25.00	$25.00	7/2/2010 4:02:06 PM
RMB-Investments	$25.00	$25.00	7/2/2010 4:02:47 PM
Lam0nt	$25.00	$25.00	7/2/2010 4:05:00 PM
attractive-rate	$25.00	$25.00	7/2/2010 4:05:21 PM
Kreditorium	$25.00	$25.00	7/2/2010 3:56:26 PM
Georgia_Boy	$25.00	$25.00	7/2/2010 4:05:31 PM
a275ranger	$25.00	$25.00	7/2/2010 4:06:00 PM
MoneyLender72	$40.56	$40.56	7/2/2010 4:06:20 PM
elnuks	$25.00	$25.00	7/2/2010 3:58:40 PM
Dubbs360	$26.98	$26.98	7/2/2010 4:07:03 PM
power-pagoda	$25.00	$25.00	7/2/2010 4:07:09 PM
mckhbnpc	$30.00	$30.00	7/2/2010 4:08:20 PM
loyalist1	$50.00	$50.00	7/2/2010 4:01:15 PM
market-walnut5	$50.00	$50.00	7/2/2010 4:02:22 PM
supreme-bonus0	$25.00	$25.00	7/2/2010 4:02:33 PM
brother_tam	$50.00	$50.00	7/2/2010 4:02:41 PM
skunkor2	$25.00	$25.00	7/2/2010 4:05:12 PM
riproaringrapids	$25.00	$25.00	7/2/2010 4:05:26 PM
sanych	$38.87	$38.87	7/2/2010 4:06:15 PM
Barbaro	$25.00	$25.00	7/2/2010 3:58:16 PM
picklesforarthur	$25.00	$25.00	7/2/2010 3:58:35 PM
autonomous-truth	$25.00	$25.00	7/2/2010 4:07:16 PM
treasure-bliss	$100.00	$100.00	7/2/2010 3:59:16 PM
Artist_Blue	$25.00	$25.00	7/2/2010 4:00:20 PM
enthusiastic-balance5	$50.00	$50.00	7/2/2010 4:01:41 PM
orange-dollar-guild	$25.00	$25.00	7/2/2010 4:01:46 PM
natural-greenback6	$25.00	$25.00	7/2/2010 4:02:04 PM
bayfocus	$25.00	$25.00	7/2/2010 4:02:18 PM
slg6200	$26.53	$26.53	7/2/2010 4:02:55 PM
pfarrokh	$50.00	$50.00	7/2/2010 4:02:59 PM
hgmlp	$25.00	$25.00	7/2/2010 4:03:09 PM
gelidfrank	$25.00	$25.00	7/2/2010 4:03:59 PM
shiny-dollar9	$25.00	$25.00	7/2/2010 4:04:53 PM
gain-bridge	$25.00	$25.00	7/2/2010 4:06:05 PM
Helenska11	$25.00	$25.00	7/2/2010 4:06:22 PM
money-bauble	$75.00	$75.00	7/2/2010 4:07:01 PM
valiant-liberty4	$25.00	$25.00	7/2/2010 4:07:10 PM
Interstate_Rate	$29.28	$14.34	7/2/2010 4:07:17 PM
loan-tycoon0	$25.00	$25.00	7/2/2010 4:23:57 PM
88 bids